UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Yum China Holdings, Inc.

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Yum China Holdings, Inc.

7100 Corporate Drive Plano, Texas 75024 United States of America	16/F Two Grand Gateway 3 Hong Qiao Road, Shanghai 200030 People’s Republic of China

March 17, 2017

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Yum China Holdings, Inc. The Annual Meeting will be held Friday, April 28, 2017, at 8:30 a.m. local time, at Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong.

The attached notice and proxy statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2016 annual report, which is being made available to you along with the proxy statement, contains information about the Company and its performance.

Your vote is important. We encourage you to vote promptly, whether or not you plan to attend the Annual Meeting. You may vote your shares over the Internet or via telephone. If you received a paper copy of the proxy materials, you may complete, sign, date and mail the proxy card in the postage-paid envelope provided.

If you plan to attend the meeting, you may also vote in person. If you hold your shares through a bank, broker or other nominee, you will be required to show the notice or voting instructions form you received from your bank, broker or other nominee or a copy of a statement (such as a brokerage statement) from your bank, broker or other nominee reflecting your stock ownership as of February 28, 2017 in order to be admitted to the meeting. All attendees must bring valid photo identification to gain admission to the meeting. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

Micky Pant

Chief Executive Officer

YUM CHINA HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:30 a.m. (local time) on Friday, April 28, 2017

Place:	Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong

Items of Business:	(1) To elect the three Class I director nominees named in the accompanying proxy statement to serve until the 2019 annual meeting of the Company’s stockholders.

(2) To ratify the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2017.

(3) To approve, on an advisory basis, the Company’s named executive officer compensation.

(4) To approve, on an advisory basis, the frequency of the advisory vote to approve the Company’s named executive officer compensation.

(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on February 28, 2017.

How to Vote:

You may vote over the Internet or via telephone by following the instructions set forth in the accompanying proxy statement. If you received a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the proxy card. If you attend the annual meeting, you may vote in person. Your vote is important. Whether or not you plan to attend the annual meeting, please vote promptly.

Date of Mailing:	This notice, the accompanying proxy statement and the form of proxy are first being mailed to stockholders on or about March 17, 2017.

By Order of the Board of Directors,

Shella Ng

Chief Legal Officer and Corporate Secretary

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Meeting Information

Date: April 28, 2017 Time: 8:30 a.m. (local time) Record Date: February 28, 2017	Location: Mandarin Oriental Hong Kong 5 Connaught Road, Central Hong Kong

How to Vote

Whether or not you plan to attend the annual meeting, please vote as promptly as possible using one of the following methods:

•	Via Internet by following the instructions on www.proxyvote.com;

•	Via telephone by calling 1 (800) 690-6903 (toll-free in the U.S.) and following the instructions provided by the recorded message; or

•	Via mail, if you received your proxy materials by mail, by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Items of Business

Proposal	Board Voting Recommendation	Page Reference
1. Election of Three Class I Director Nominees to Serve for a Two-Year Term	FOR each nominee	17
2. Ratification of the Appointment of KPMG Huazhen LLP as the Company’s Independent Auditor for 2017	FOR	22
3. Advisory Vote on Named Executive Officer Compensation	FOR	23
4. Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation	for ONE YEAR	24

Company Overview

On October 31, 2016, Yum China Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), was spun-off from Yum! Brands, Inc. (“YUM”), becoming an independent publicly traded company as a result of a pro rata distribution of the Company’s common stock to shareholders of YUM. In this proxy statement, we refer to this transaction as the “spin-off.” We have the exclusive right to operate and sub-license in mainland China the KFC concept, the leading quick-service restaurant brand in China in terms of system sales and number of restaurants, the Pizza Hut concept, the leading casual dining restaurant brand in China as measured by system sales and number of

2017 Proxy Statement

restaurants, and the Taco Bell concept, which opened its first restaurant in China in 2016. We also own the Little Sheep and East Dawning concepts outright.

Summary Information Regarding Directors

The following table provides summary information about our directors, each of whom joined our board of directors (the “Board of Directors” or the “Board”) in 2016 in connection with the spin-off from YUM.

Name	Age	Class; Year Term Expires	Primary Occupation	Independent	Board Committee Membership as of March 17, 2017
					A	C	G
Fred Hu (Chairman)	53	III – 2019	Chairman and founder of Primavera Capital Group	✓			CC
Muktesh “Micky” Pant	62	II – 2018	Chief Executive Officer of the Company
Peter A. Bassi	67	I – 2017	Former Chairman of Yum! Restaurants International	✓	X
Christian L. Campbell	66	III – 2019	Owner of Christian L. Campbell Consulting LLC
Ed Yiu-Cheong Chan	54	I – 2017	Vice Chairman of Charoen Pokphand Group Company Limited	✓	X
Edouard Ettedgui	65	I – 2017	Non-Executive Chairman of Alliance Française, Hong Kong	✓		CC
Louis T. Hsieh	52	II – 2018	Senior Adviser to the Chief Executive Officer of New Oriental Education & Technology Group	✓	CC
Jonathan S. Linen	73	II – 2018	Former Vice Chairman of American Express Company	✓		X	X
Ruby Lu	46	III – 2019	Independent venture capitalist	✓	X		X
Zili Shao	57	III – 2019	Partner at King & Wood Mallesons—China	✓

A – Audit Committee; C – Compensation Committee; G – Nominating and Governance Committee; CC – Committee Chair

Governance Highlights

The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its principles and practices align management and stockholder interests. Highlights include:

•	Independent non-executive Chairman

•	8 of 10 directors are independent

•	Declassified Board to be effective as of the 2019 annual meeting of the Company’s stockholders

•	Majority voting for directors and director resignation policy in uncontested elections

•	Proxy access

2017 Proxy Statement

•	All directors attended the Board meetings and the meetings of the Board committees of which they were members held in 2016 following the spin-off

•	Board access to senior management and independent advisors

•	No hedging or other speculative trading of Company stock

•	Directors with experience, qualifications and skills across a wide range of public and private companies

•	Independent and non-management directors may generally not stand for re-election if that person has reached age 75

•	Policy regarding resignation if any director retires, changes employers or otherwise experiences a significant change in professional roles and responsibilities

•

Expectation that directors should own a meaningful number of shares of Company common stock and that a director will not sell any shares of Company common stock received as director compensation until at least 12 months following the director’s retirement or departure from the Board

Where You Can Find Additional Information

Our website is located at www.yumchina.com/En. Although the information contained on or connected to our website is not part of this proxy statement, you can view additional information on our website, such as our 2016 annual report, the charters of our Board committees, our Corporate Governance Principles, our Code of Conduct and reports that we file with the Securities and Exchange Commission (the “SEC”). Copies of these documents may also be obtained free of charge by writing Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or Yum China Holdings, Inc., 16/F Two Grand Gateway, 3 Hong Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Corporate Secretary.

2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

The Board of Directors of Yum China Holdings, Inc. solicits the enclosed proxy for use at the 2017 annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 8:30 a.m. (local time), on Friday, April 28, 2017, at Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from stockholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder of record as of the close of business on February 28, 2017, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and our 2016 annual report available to our stockholders electronically via the Internet. On or about March 17, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2016 annual report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request a copy. The Notice contains instructions on how to access and review all of the important information contained in the proxy statement and the annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Who may attend the Annual Meeting?

The Annual Meeting is open to all stockholders of record as of the close of business on February 28, 2017, or their duly appointed proxies. If you would like to attend the Annual Meeting, you will need to bring a valid picture identification. If your shares are held in the name of a bank, broker or other nominee, you will need to bring a legal proxy from your bank or nominee or other proof of ownership as of the record date to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank, broker or other nominee is an example of proof of ownership.

Please note that computers, cameras, sound or video recording equipment, large bags, briefcases and packages will not be allowed in the meeting room.

May stockholders ask questions?

Yes. Representatives of the Company will answer stockholders’ questions of general interest following the Annual Meeting.

2017 Proxy Statement

Who may vote?

You may vote if you owned any shares of Company common stock as of the close of business on the record date, February 28, 2017. Each share of Company common stock is entitled to one vote. As of February 28, 2017, there were 384,311,143 shares of Company common stock outstanding.

What am I voting on?

You will be voting on the following five items of business at the Annual Meeting:

•	The election of the three Class I director nominees named in this proxy statement to serve until the 2019 annual meeting of the Company’s stockholders;

•	The ratification of the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2017;

•	The approval, on an advisory basis, of the Company’s named executive officer compensation; and

•	The approval, on an advisory basis, of the frequency of the advisory vote to approve the Company’s named executive officer compensation.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the three nominees named in this proxy statement for election to the Board;

•	FOR the ratification of the appointment of KPMG Huazhen LLP as our independent auditor for 2017;

•	FOR the proposal regarding an advisory vote on named executive officer compensation; and

•	FOR “one year” as the frequency of the non-binding advisory vote to approve named executive officer compensation.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet—we encourage you to vote online at www.proxyvote.com by following instructions on the Notice or proxy card;

•	By telephone—you may vote by making a telephone call to 1 (800) 690-6903 (toll free in the U.S.); or

•	By mail—if you received your proxy materials by mail, you may vote by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., local time, on April 27, 2017. Proxies submitted by mail must be received prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

2017 Proxy Statement

Can I vote at the Annual Meeting?

Shares registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held through a bank, broker or other nominee may be voted in person only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date and returning it to us for receipt prior to the Annual Meeting;

•	voting again by telephone or through the Internet prior to 11:59 p.m., local time, on April 27, 2017;

•	giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

•	voting again at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of American Stock Transfer and Trust Company, LLC will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board set forth on page 1.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, LLC, which may be reached at 1 (888) 439-4986.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted on certain matters if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the appointment of KPMG Huazhen LLP as our independent auditor for 2017 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other matters to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

2017 Proxy Statement

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly submit a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the shares of Company common stock outstanding as of February 28, 2017 must be present in person or represented by proxy at the Annual Meeting. This is referred to as a “quorum.” Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the election of directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles and are described on page 10 under “Governance of the Company-Majority Voting Policy.”

How many votes are needed to approve the other proposals?

Proposals 2 and 3 must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” Proposals 2 and 3. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals.

For Proposal 4, you may vote for the option of “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” The frequency that receives the highest number of votes cast will be the stockholders’ recommendation as to the frequency of future advisory votes to approve named executive officer compensation. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of Proposal 4.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

2017 Proxy Statement

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its practices align management and stockholder interests.

The corporate governance section of our website makes available certain of the Company’s corporate governance materials, including our Corporate Governance Principles, the charters for each Board committee and our Code of Conduct. To access these documents on our Investor Relations website, ir.yumchina.com, click on “Governance” and then “Corporate Governance Documents.”

Highlights of our corporate governance principles and practices are described below.

•	Independent non-executive Chairman

•	8 of 10 directors are independent

•	Declassified Board to be effective as of the 2019 annual meeting of the Company’s stockholders

•	Majority voting for directors and director resignation policy in uncontested elections

•	Proxy access

•	All directors attended the Board meetings and the meetings of the Board committees of which they were members held in 2016 following the spin-off

•	Board access to senior management and independent advisors

•	No hedging or other speculative trading of Company stock

•	Directors with experience, qualifications and skills across a wide range of public and private companies

•	Independent and non-management directors may generally not stand for re-election if that person has reached age 75

•	Policy regarding resignation if any director retires, changes employers or otherwise experiences a significant change in professional roles and responsibilities

•

Expectation that directors should own a meaningful number of shares of Company common stock and that a director will not sell any shares of Company common stock received as director compensation until at least 12 months following the director’s retirement or departure from the Board

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of ten directors. As discussed in more detail later in this section, the Board has determined that eight of those directors, including all three of the directors standing for election at the Annual Meeting, are independent under the rules of the NYSE.

The Board is currently divided into three classes of approximately equal size. The directors designated as Class I directors have terms expiring at the Annual Meeting. The directors designated as Class II directors have terms expiring at the 2018 annual meeting of the Company’s stockholders, and the directors designated as Class III directors have terms expiring at the 2019 annual meeting of the Company’s stockholders. Beginning at the 2019 annual meeting of the Company’s stockholders, each of our directors will stand for election each year for an annual term, and our Board will therefore no longer be divided into three classes.

2017 Proxy Statement

How often did the Board meet in 2016?

The Company became an independent publicly traded company on November 1, 2016. The Board of Directors met once during 2016 following the spin-off. All the directors attended that meeting of the Board and the meetings of the Board committees of which they were members and that were held during 2016 following the spin-off.

What is the Board’s policy regarding director attendance at the Annual Meeting?

The Board of Director’s policy is that all directors are encouraged to attend the Annual Meeting.

How are director nominees selected?

The Nominating and Governance Committee is responsible for recommending director candidates to the full Board for nomination and election at the annual meetings of stockholders. The Nominating and Governance Committee will interview a director candidate before the candidate is submitted to the full Board for approval. The Nominating and Governance Committee’s charter provides that it may retain a third-party search firm to identify candidates from time to time. The Nominating and Governance Committee will also consider director candidates recommended by stockholders or other sources in the same manner as nominees indentified by the Committee. For a stockholder to submit a candidate for consideration by the Nominating and Governance Committee, a stockholder must notify the Company’s Corporate Secretary by mail at Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024 or at Yum China Holdings, Inc., 16/F Two Grand Gateway, 3 Hong Qiao Road, Shanghai 200030 People’s Republic of China,.

In accordance with the Corporate Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated, and are selected based upon contributions they can make to the Board and management. The Nominating and Governance Committee seeks to complete customary vetting procedures and background checks with respect to individuals suggested for potential Board membership by stockholders of the Company or other sources.

Each of our current directors joined the Board in connection with the spin-off from YUM following a search initiated by a committee of YUM’s board of directors. None of the nominees nor any current Class II or Class III directors have been elected by our public stockholders.

We believe that each of our directors has met the guidelines set forth in the Corporate Governance Principles. As noted in the director biographies that follow this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively.

Can stockholders nominate directors for election to the Board?

Yes, under our amended and restated bylaws, stockholders may nominate persons for election as directors at an annual meeting by following the procedures described under “Additional Information.”

In addition, our amended and restated bylaws include provisions permitting, subject to certain terms and conditions, stockholders owning at least 3% of the outstanding shares of Company common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances. Because we have been an independent publicly traded company for less than three years, stockholders will not be able to nominate directors for election using these proxy access procedures until the 2020 annual meeting of the Company’s stockholders.

What is the Board’s leadership structure?

Our Board is currently led by an independent Chairman, Dr. Fred Hu. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman and through the

2017 Proxy Statement

Board’s composition, committee system and policy of having regular executive sessions of non-management directors, all of which are discussed below this section. Further, separating the Chairman and Chief Executive Officer roles enables the Chairman to focus on corporate governance matters and the Chief Executive Officer to focus on the Company’s business. We find that this structure works well to foster an open dialogue and constructive feedback among the independent directors and management. It further allows the Board to effectively represent the best interests of all stockholders and contribute to the Company’s long-term success.

To promote effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

•

Board Committee Charters. The Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors operate pursuant to their respective written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance. These charters comply with the requirements of the NYSE. Each charter is available on the Company’s website at ir.yumchina.com.

•

Governance Principles. The Board of Directors has documented its corporate governance principles in the Yum China Holdings, Inc. Board of Directors Corporate Governance Principles. These principles are available on the Company’s website at ir.yumchina.com.

•

Ethical Guidelines. YUMC’s Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to all directors and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. All employees of the Company are required, on an annual basis, to complete the Yum China Code of Conduct Questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at ir.yumchina.com. The Company intends to post amendments to or waivers from the Code of Conduct (to the extent applicable to directors or executive officers) on this website.

What other significant Board practices does the Company have?

•

Executive Sessions. Our independent and non-management directors meet regularly in executive session. The executive sessions are attended only by the independent and non-management directors and are presided over by the independent Chairman. Our independent directors also meet in executive session at least once per year.

•

Role of Lead Director. Our Corporate Governance Principles require the independent directors to appoint a Lead Director when the Chairman does not qualify as independent in accordance with the applicable rules of the NYSE. The Company currently does not have a Lead Director because the Chairman of the Board is independent.

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Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•

Board and Committee Evaluations. The Board will conduct an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit Committee, the Compensation Committee and the Nominating and Governance Committees also each conduct a similar annual self-evaluation.

2017 Proxy Statement

•

Majority Voting Policy. Our amended and restated bylaws require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “FOR” their election in excess of 50% of the number of votes cast with respect to that director’s election. The Corporate Governance Principles further provide that any incumbent director who does not receive a majority of “FOR” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation and publicly disclose the Board’s decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

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Access to Management and Employees. Our directors have complete and open access to senior members of management. Our Chief Executive Officer invites key employees of the Company to attend Board sessions at which the Chief Executive Officer believes they can meaningfully contribute to Board discussion.

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Access to Outside Advisors. The Board and Board committees have the right to consult and retain independent legal and other advisors at the expense of the Company. The Audit Committee has the sole authority to appoint, determine funding for and replace the independent auditor. The Compensation Committee has the sole authority to retain any advisor to assist it in the performance of its duties, after taking into consideration all factors relevant to the advisor’s independence from management. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management framework, including succession planning. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee and the Compensation Committee.

The Audit Committee engages in substantive discussions with management regarding the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Head of Corporate Audit reports directly to the Audit Committee, as well as our Chief Financial Officer. The Audit Committee also receives reports at each meeting regarding legal and regulatory risks from management and meets periodically in separate executive sessions with our independent auditor and our Head of Corporate Audit. The Audit Committee periodically provides a summary to the full Board of the risk area reviewed together with any other risk-related subjects discussed at the Audit Committee meeting. Alternatively, the Board may review and discuss directly with management the major risks arising from the Company’s business and operations.

The Compensation Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board. This oversight helps ensure the Company’s compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive or inappropriate risk-taking.

How does the Board determine which directors are considered independent?

The Company’s Corporate Governance Principles, adopted by the Board, require that a majority of the directors qualify as independent in accordance with the applicable rules of the NYSE. The Board determines on an annual basis whether each director qualifies as independent pursuant to the applicable rules of the NYSE.

Pursuant to the Corporate Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his

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or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Corporate Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of the review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of Christian Campbell and Micky Pant. Messrs. Campbell and Pant are not considered independent directors because Mr. Campbell served as an executive officer of YUM until his retirement in February 2016, and Mr. Pant is our Chief Executive Officer.

In determining that the other directors did not have a material relationship with the Company, the Board determined that Dr. Hu, Messrs. Bassi, Chan, Ettedgui, Hsieh, Linen and Shao and Ms. Lu had no other relationship with the Company other than their relationship as a director. The Board did note, as discussed in the next paragraph, that Mr. Shao is a Partner at King & Wood Mallesons—China, which has a business relationship with the Company; however, as noted below, the Board determined that this relationship was not material to Mr. Shao or King & Wood Mallesons—China, and therefore determined Mr. Shao was independent.

The Company paid King & Wood Mallesons—China, the law firm at which Mr. Shao serves as Partner, approximately $270,000 for legal services rendered to the Company in 2016. Based on publicly available information regarding the revenue such firm generated in 2016, and based on the fact that Mr. Shao did not directly participate in rendering such services to the Company, the Board determined this relationship was not material to Mr. Shao or King & Wood Mallesons—China.

How do stockholders communicate with the Board?

Stockholders or other parties who wish to communicate directly with the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o the Corporate Secretary, Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas, 75024. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to non-management members of the Board or the entire Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated member of the Nominating and Governance Committee copies of all such correspondence (except commercial correspondence and correspondence that is duplicative in nature) and a summary of all such correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from stockholders relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and to the internal audit department and are handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from stockholders relating to Compensation Committee matters are referred to the Chairperson of the Compensation Committee.

What are the Company’s policies on reporting of concerns regarding accounting and auditing matters?

The Audit Committee has established policies on reporting concerns regarding accounting and auditing matters in addition to our policy on communicating with our non-management directors. Any employee may, on a confidential or anonymous basis, submit complaint or concerns regarding accounting or auditing matters to the Chief Legal Officer of the Company through the Company’s Employee Hotline or by e-mail or regular mail. If an employee is uncomfortable for any reason contacting the Chief Legal Officer, the employee may contact the Chairperson of the Audit Committee. The Chief Legal Officer maintains a log of all complaints or concerns, tracking their receipt, investigation and resolution and prepares a periodic summary report thereof for the Audit Committee.

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What are the Committees of the Board?

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2016
Audit Committee Louis T. Hsieh, Chair Peter A. Bassi Ed Yiu-Cheong Chan Ruby Lu

•       Possesses sole authority regarding the selection and retention of the independent auditor

•       Reviews and has oversight over the Company’s internal audit function

•       Reviews and approves all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by the independent auditor

•       Reviews the independence, qualification and performance of the independent auditor

•       Reviews and discusses with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting

•       Reviews and discusses with management and the independent auditor the annual audited financial statements, results of the review of the Company’s quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•       Reviews the Company’s accounting and financial reporting principles and practices, including any significant changes thereto

•       Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct

•       Discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” set forth on page 11.

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The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Hsieh, the Chairperson of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Hsieh has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2016
Compensation Committee Edouard Ettedgui, Chair Jonathan S. Linen

•       Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs

•       Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee

•       Reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executives’ compensation and evaluates their performance in light of those goals and objectives

•       Determines and approves the compensation level of the Chief Executive Officer and other senior executive officers based on this evaluation

•       Reviews the Company’s compensation plans, policies and programs to assess the extent to which they encourage excessive or inappropriate risk-taking or earnings manipulation

•       Reviews management succession planning and makes recommendations to the Board

1

The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2016
Nominating and Governance Committee Fred Hu, Chair Jonathan S. Linen Ruby Lu

•       Identifies and proposes to the Board individuals qualified to become Board members and recommends to the Board director nominees for each committee

•       Advises the Board on matters of corporate governance

•       Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles and recommends any proposed changes to the Board for approval

•       Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance

•       Reviews annually and makes recommendations to the Board with respect to the compensation and benefits of directors

1

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s Related Person Transaction Policies and Procedures, the Audit Committee reviews the material facts of all related person transactions that require the Audit Committee’s approval and either approves or

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disapproves of the entry into the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will determine whether such transaction is in, or not opposed to, the best interest of the Company and will take into account, among other factors it deems appropriate, whether such transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships in which (i) a related person has or will have a direct or indirect material interest, (ii) the Company is a participant and (iii) that exceed $120,000 in any calendar year are subject to the Audit Committee’s review. Any director who is a related person with respect to a transaction under review may not participate in any discussion or approval of the transaction, except that the director will provide all material information concerning the transaction to the Audit Committee.

Related persons are directors, director nominees, executive officers, beneficial owners of 5% or more of the outstanding shares of Company common stock and their immediate family members. An immediate family member includes a person’s children, stepchildren, parents, stepparents, spouse, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone sharing such person’s household (other than a tenant or employee).

After its review, the Audit Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $120,000. These transactions include employment of executive officers, director compensation and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company’s total consolidated gross revenues and the related person is not an executive officer of the other company.

Other than as described below, there were no transactions considered to be a related person transaction from November 1, 2016, the date on which the Company became an independent publicly traded company, through the date of this proxy statement.

In connection with the spin-off, on September 1, 2016, YUM and the Company entered into investment agreements with each of Pollos Investment L.P., an affiliate of Primavera Capital Group (“Primavera”), and API (Hong Kong) Investment Limited, an affiliate of Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. (“Ant Financial” and, together with Primavera, the “Investors”). Pursuant to the investment agreements, on November 1, 2016, Primavera and Ant Financial collectively invested $460 million (the “Investment”) in the Company in exchange for: (i) shares of the Company’s common stock representing in the aggregate 4.8% of the Company’s common stock issued and outstanding immediately following the spin-off, after giving effect to the post-closing adjustment as discussed below and (ii) two tranches of warrants (the “Warrants”), exercisable by the Investors for an approximate additional 3.9% ownership, in the aggregate, of the Company’s common stock issued and outstanding after the spin-off, taking into account the shares previously issued to the Investors. In connection with and at the closing of the Investment, on November 1, 2016, the Company and the Investors entered into a shareholders agreement, relating to rights and obligations of the Investors as holders of Company common stock and Warrants. Pursuant to the terms of the shareholders agreement, Primavera designated one member of the Board, Dr. Hu, and one non-voting Board observer. In addition, Ant Financial designated one non-voting Board observer.

On January 9, 2017, following the expiration of the post-closing measurement period specified in the investment agreements, the Company repurchased from the Investors a portion of the previously-issued shares of Company common stock at par value. In addition, the Company issued the Warrants to the Investors. These transactions were completed pursuant to the terms of the investment agreements entered into prior to the spin-off and were, accordingly, approved by the board of directors of YUM.

Does the Company require stock ownership by directors?

The Board believes that the number of shares of Company common stock owned by each director is a personal decision. However, the Board strongly supports the position that directors should own a meaningful number of shares of Company common stock and expects that a director will not sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

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The Company’s non-employee directors receive a significant portion of their annual compensation in shares of Company common stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our stockholders.

How many shares of Company common stock do the directors own?

Stock ownership information for each director is shown in the table on page 25.

How are directors compensated?

Employee directors do not receive additional compensation for serving on the Board of Directors. The annual compensation for each director who is not an employee of the Company is discussed under “2016 Director Compensation” beginning on page 50.

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MATTERS REQUIRING STOCKHOLDER ACTION

Item 1.	Election of Directors

On November 1, 2016, YUM distributed all of the issued and outstanding shares of Company common stock to YUM stockholders. As a result, the Company became an independent, publicly traded company. Each of our current directors joined the Board in connection with the spin-off.

The Board is currently divided into three classes of approximately equal size. The directors designated as Class I directors have terms expiring at the Annual Meeting. The directors designated as Class II directors have terms expiring at the 2018 annual meeting of the Company’s stockholders, and the directors designated as Class III directors have terms expiring at the 2019 annual meeting of the Company’s stockholders. Directors elected to succeed Class I, II and III directors whose terms then expire will be elected for a term of office that expires at the 2019 annual meeting of the Company’s stockholders. Beginning at the 2019 annual meeting of the Company’s stockholders, each of our directors will stand for election each year for an annual term, and our Board will therefore no longer be divided into three classes.

Who are the Class I director nominees?

The Board has selected Peter A. Bassi, Ed Yiu-Cheong Chan and Edouard Ettedgui for election as Class I director nominees. None of the Class I nominees has been elected by our public stockholders. If elected, the nominees will serve as directors and hold office until the 2019 annual meeting of the Company’s stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

The biographies of each of the nominees for Class I directors and the continuing Class II and Class III directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

There are no family relationships among any of the directors and executive officers of the Company. Director ages are as of February 28, 2017.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his election.

The Board of Directors recommends that you vote FOR the election of the three Class I director nominees.

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Nominees for Class I Directors Whose Terms Will Expire in 2017

Peter A. Bassi Age 67 Director Since 2016

Peter A. Bassi served as Chairman of Yum! Restaurants International (“YRI”) from 2003 to 2005 and as its President from 1997 to 2003. Prior to that position, Mr. Bassi spent 25 years in a wide range of financial and general management positions at PepsiCo, Inc., Pepsi-Cola International, Pizza Hut (U.S. and International), Frito-Lay and Taco Bell. Mr. Bassi currently serves as lead director and Chair of the nominating and governance committee for each of BJ’s Restaurant and Potbelly Sandwich Works. He has been a member of each board of directors since 2004 and 2009, respectively. In addition, Mr. Bassi serves on the Value Optimization Board for the private equity firm Mekong Capital, based in Vietnam. Mr. Bassi served on the board of The Pep Boys—Manny, Moe & Jack from 2002 to 2009, and served on the board of Amrest Holdings (Poland) from 2012 to 2015. Mr. Bassi brings to our Board knowledge of the quick service restaurant industry and global franchising. In addition, he brings to our Board extensive public company board and corporate governance experience.

Ed Yiu-Cheong Chan Age 54 Director Since 2016

Ed Yiu-Cheong Chan has served as Vice Chairman of Charoen Pokphand Group Company Limited and as an Executive Director and Vice Chairman of CP Lotus Corporation since 2012. Mr. Chan was Regional Director of North Asia of the Dairy Farm Group and a director of Dairy Farm Management Services Limited from November 2001 to November 2006. Mr. Chan was the President and Chief Executive Officer of Walmart China from November 2006 to October 2011. Mr. Chan is also a non-executive director of Treasury Wine Estates Limited, a company listed on the Australian Securities Exchange, and an independent non-executive director of Link Real Estate Investment Trust, which is listed on the Stock Exchange of Hong Kong Limited. Mr. Chan brings to our Board knowledge of the food and beverage industry in Asia and extensive public company board and corporate governance experience.

Edouard Ettedgui Age 65 Director Since 2016

Edouard Ettedgui has served as the non-executive Chairman of Alliance Française, Hong Kong since 2016. He also serves as a non-executive director of Mandarin Oriental International Limited, the company for which he was the Group Chief Executive from 1998 to 2016. Prior to his time at Mandarin Oriental International, Mr. Ettedgui was the Chief Financial Officer for Dairy Farm International Holdings, and he served in various roles for British American Tobacco, including Business Development Director, Group Finance Controller and Group Head of Finance. Mr. Ettedgui has also held senior finance positions in seven countries at Philips International. Mr. Ettedgui brings to our Board senior management experience in various international consumer-product industries, extensive financial expertise and public company board experience.

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Continuing Class II Directors Whose Terms Will Expire in 2018

Louis T. Hsieh Age 52 Director Since 2016

Louis T. Hsieh has served as a Senior Adviser to the Chief Executive Officer since 2016 and as a director since 2007 of New Oriental Education & Technology Group, a provider of private educational services in China. Prior to his current role, Mr. Hsieh served as that company’s Chief Financial Officer from 2005 to 2015 and President from 2009 to 2016. In addition, Mr. Hsieh serves as an independent director, member of the corporate governance committee and chairman of the audit committee for JD.com, Inc, and independent director and Chairman of the audit committee for Nord Anglia Education, Inc. Previously, Mr. Hsieh also served as an independent director, member of the corporate governance committee and chairman of the audit committee for Perfect World Co., Ltd. and China Digital TV Holding Co., Ltd. Mr. Hsieh brings to our Board corporate leadership and public company board experience as well as his extensive financial and international business experience.

Jonathan S. Linen Age 73 Director Since 2016

Jonathan S. Linen has been a member of the board of directors of Modern Bank, N.A. since 2005. Mr. Linen served as advisor to the Chairman of American Express Company, a financial services company, from January 2006 to July 2016. Prior to his role as advisor to the Chairman, Mr. Linen served as the Vice Chairman of American Express Company since August 1993. Mr. Linen served on the board of directors of YUM from 2005 to 2016 and of The Intercontinental Hotels Group from 2005 to 2015. In addition, Mr. Linen is a former director of Bausch & Lomb. Mr. Linen brings to our Board operating and management experience, expertise in finance, marketing and international business development and public company board and committee experience.

Micky Pant Age 62 Director Since 2016

Micky Pant has served as the Chief Executive Officer of the Company since October 2016. He served as the Chief Executive Officer of the YUM China Division of YUM from August 2015 to October 2016. Since 2006, Mr. Pant has held a number of leadership positions at YUM, including the Chief Executive Officer of the KFC Division, CEO of YRI, President of Global Branding for YUM, President of YRI, Chief Marketing Officer of YUM, Global Chief Concept Officer for YUM and President of Taco Bell International. Before joining YUM, Mr. Pant built a foundation in marketing and international business with 15 years at Unilever in India and the U.K. and worked at PepsiCo, Inc. and Reebok International Limited. Since December 2014, Mr. Pant has served as an independent director on the board of Pinnacle Foods, Inc., where he also serves on the audit committee. Mr. Pant brings to our Board his vast knowledge of KFC and Pizza Hut best practices from around the globe and strategic, brand building expertise. In addition, Mr. Pant brings to our Board his corporate leadership knowledge and public company board experience.

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Continuing Class III Directors Whose Term Will Expire in 2019

Christian L. Campbell Age 66 Director Since 2016

Christian L. Campbell owns Christian L. Campbell Consulting LLC, which specializes in global corporate governance and compliance, and he has served as the owner of that entity since February 2016. Mr. Campbell previously served as Senior Vice President, General Counsel and Secretary of YUM from its formation in 1997 until his retirement in February 2016. In 2001, Mr. Campbell’s role was expanded to include Chief Franchise Policy Officer. In these positions, Mr. Campbell oversaw all legal matters at YUM and was responsible for the oversight of YUM purchasing as a director of YUM’s purchasing cooperative with its franchisees. Prior to joining YUM, Mr. Campbell was a Senior Vice President and General Counsel at Owens Corning, a leading global producer of fiberglass insulation and composite building materials. Prior to Owens Corning, he was Vice President and General Counsel for Nalco Chemical Company. In addition, Mr. Campbell was a founding director of Restaurant Supply Chain Solutions, Inc. (“RSCS”), a purchasing cooperative for YUM’s U.S. franchising partners, and he served on RSCS’s board of directors from its formation in 2001 until 2015. Mr. Campbell brings to our Board expertise in corporate governance and corporate compliance of publicly traded companies. In addition, Mr. Campbell brings to our Board extensive knowledge of the quick service restaurant industry, global franchising and corporate leadership.

Fred Hu Age 53 Director Since 2016

Fred Hu is chairman and founder of Primavera Capital Group, a China-based global investment firm (“Primavera”). Dr. Hu has served as chairman of Primavera since its inception in 2010. Prior to Primavera, Dr. Hu served in various roles at Goldman Sachs from 1997 to 2010, including serving as chairman of Greater China at Goldman Sachs Group, Inc. From 1991 to 1996, Dr. Hu served as an economist at the International Monetary Fund (IMF) in Washington D.C., where he engaged in macroeconomic research, policy consultations and technical assistance for member country governments including China. Dr. Hu also served as director of the National Center for Economic Research and professor at Tsinghua University. He is the author of several books and other publications in the areas of economics and finance and on China and Asian economies. Dr. Hu has advised the Chinese government on financial and pension reform, state-owned enterprise (SOE) restructuring and macroeconomic policies. Dr. Hu is a trustee of China Medical Board and the co-chair of the Nature Conservatory’s Asia Pacific Council. Dr. Hu brings to our Board extensive expertise in international affairs and the Chinese economy. In addition, Dr. Hu brings valuable business, strategic development and corporate leadership experience as well as expertise in economics, finance and global capital markets.

2017 Proxy Statement

Ruby Lu Age 46 Director Since 2016

Ruby Lu is an independent venture capitalist investing in technology start-ups in the U.S. and China. In 2006, she co-founded DCM China, an early-stage venture capital firm. During her more than 12-year tenure at DCM, she invested in and served as a board member for many leading technology companies including BitAuto Holdings Limited, E-Commerce China Dangdang Inc. and Pactera Technology International Ltd. She also served as an independent director and chairman of the special committee for iDreamSky Technologies Limited before it was taken private. She is currently an independent director and chairman of the special committee for iKang Healthcare Group, Inc. Prior to joining DCM in 2003, Ms. Lu was a vice president in the technology, media and telecommunications investment banking group of Goldman Sachs & Co. in Menlo Park, California. Ms. Lu brings to our Board public company board experience as well as extensive financial and global market experience.

Zili Shao Age 57 Director Since 2016

Zili Shao has served as Partner at King & Wood Mallesons—China, a law firm, since April 2015. From 2009 to 2015, Mr. Shao held various positions with JPMorgan Chase & Co., a financial services company, including Chairman and Chief Executive Officer of JPMorgan China, Vice Chairman of JPMorgan Asia Pacific and Chairman of JPMorgan Chase Bank (China) Company Limited. Prior to JPMorgan, he was a partner with Linklaters LLP, a global law firm. He held positions as Greater China managing partner and managing partner of Asia Pacific. Mr. Shao brings to our Board extensive professional experience in Asia and public company board and corporate governance experience.

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Item 2.	Ratification of Independent Auditor

What am I voting on?

We are asking stockholders to approve a proposal to ratify the appointment of KPMG Huazhen LLP (“KPMG”) as our independent auditor for 2017. The Audit Committee has selected KPMG to audit our consolidated financial statements. During 2016, KPMG served as our independent auditor and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the Annual Meeting?

Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Audit Committee and the Board of Directors recommend that you vote FOR approval of this proposal.

What were KPMG’s fees for audit and other services for 2016 and 2015?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2016 and 2015. All KPMG services for 2016 and 2015 were approved in advance by the Audit Committee (or, prior to the spin-off, YUM’s audit committee) specifically or pursuant to procedures similar to those outlined below.

	2016	2015
Audit fees(1)	$3,922,978	$1,311,970
Audit-related fees(2)	23,532	25,814
Tax fees(3)	16,157	16,166
All other fees	—	—

TOTAL FEES	$3,962,667	$1,353,950

(1)

Audit fees include fees for the audit of the annual consolidated financial statements included in the Company’s annual reports, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, and services related to statutory filings or engagements. Audit fees in 2016 also includes fees for the audits of the combined financial statements of the Company for the three years ended December 31, 2015 and the interim review services rendered in connection with the Form 10 filed with the SEC and other services rendered in connection with the spin-off, which were paid by YUM.

(2)	Audit-related fees include audits of financial statements of certain employee benefit plans, agreed upon procedures and other attestations.

(3)	Tax fees consist principally of fees for tax filling assistance services.

What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditor. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements on a categorical basis pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chairperson.

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In considering pre-approvals, the Audit Committee considers the nature, scope and fees of the service to be provided to the Company as well as the principles and guidance established by the SEC and the Public Company Accounting Oversight Board with respect to auditor independence. Services as to which a general pre-approval has been granted on an annual basis are effective for the applicable year. Any proposed service for which the estimated fees would cause the total fees for that class of service to exceed the applicable estimated fee threshold requires specific approval by the Audit Committee or its delegate.

The Principal Accounting Officer monitors the performance of all services provided by the independent auditor and determines whether such services are in compliance with this policy. The Principal Accounting Officer reports periodically to the Audit Committee with respect to compliance with this policy and the status of outstanding engagements, including actual services provided by the independent auditor and associated fees, and must promptly report to the Chairperson of the Audit Committee any non-compliance (or attempted non-compliance) with this policy of which the Corporate Controller becomes aware.

Item 3.	Advisory Vote on Named Executive Officer Compensation

What am I voting on?

In accordance with SEC rules, we are asking stockholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. This non-binding advisory vote is also known as the “Say on Pay” vote. This is not a vote on the Company’s general compensation policies or the compensation of the Board.

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing stockholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our stockholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 27, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Compensation Committee makes compensation decisions under our programs.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related materials included in the proxy statement, is hereby approved.”

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider stockholder concerns in their continuing evaluation of the Company’s compensation program.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

2017 Proxy Statement

Item 4.	Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation

What am I voting on?

In accordance with SEC rules, we are asking stockholders to determine, on a non-binding basis, whether the Say on Pay vote should occur every year, every two years or every three years. This non-binding advisory vote is also known as the “Say When on Pay” vote.

The Board has determined that holding the Say on Pay vote every year is the best approach for the Company because it provides more consistent and direct communication from our stockholders to the Board and the Compensation Committee regarding the compensation of our named executive officers.

Accordingly, the Board recommends that our stockholders vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the option with the most votes cast shall be the desired frequency of the stockholders of the Company: (i) holding a non-binding advisory vote on the named executive officers’ compensation once every year; (ii) holding a non-binding advisory vote on the named executive officers’ compensation once every two years; or (iii) holding a non-binding advisory vote on the named executive officers’ compensation once every three years.”

What vote is required to approve this proposal?

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, stockholders may cast their vote in one of four manners with respect to this proposal: (1) one year; (2) two years; (3) three years; or (4) abstaining from voting on the proposal. The frequency with the most votes cast shall be the desired frequency of the stockholders of the Company. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board of Directors and the Compensation Committee will take into consideration the voting results when determining how often the Say on Pay vote should occur.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR “every year” as the frequency which the non-binding advisory vote to approve named executive officer compensation should be held.

2017 Proxy Statement

STOCK OWNERSHIP INFORMATION

Who are our largest stockholders?

The following table sets forth the number of shares of Company common stock beneficially owned as of February 28, 2017 by (i) beneficial owners of more than 5% of the outstanding shares of Company common stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors and director nominees and (iv) all of the Company’s directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes all shares the stockholder actually owns beneficially or of record, all shares over which the stockholder has or shares voting or dispositive control and all shares the stockholder has the right to acquire within 60 days of February 28, 2017. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares owned beneficially by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares(1)
More than 5% owners
Primavera Capital Management Ltd.	30,982,892	(2)	7.8%
28 Hennessy Road, 28th Floor
Hong Kong
Aberdeen Asset Management PLC	23,906,833	(3)	6.2%
10 Queens Terrace
Aberdeen, Scotland
BlackRock, Inc.	21,674,803	(4)	5.6%
55 East 52nd Street
New York, NY 10055

Named Executive Officers
Micky Pant	393,487	(5)	*
Edwin “Ted” Stedem	32,546	(6)	*
Joey Wat	10,641	(7)	*
Christabel Lo	21,794	(8)	*
Shella Ng	18,511	(9)	*

Non-Employee Directors
Peter A. Bassi	46,273		*
Christian L. Campbell	77,064	(10)	*
Ed Yiu-Cheong Chan	8,339		*
Edouard Ettedgui	4,725		*
Louis T. Hsieh	9,080		*
Fred Hu	8,710		*
Jonathan S. Linen	54,107	(11)	*
Ruby Lu	8,339		*
Zili Shao	4,169		*

Ownership of all directors and executive officers as a group (24 total)	895,588	(12)	*

*	Represents less than one percent

(1)	Percentage ownership is determined based on a total of 384,311,143 shares of Company common stock outstanding as of February 28, 2017.

(2)

Based on Amendment No. 1 to the Schedule 13D filed by Primavera Capital Management Ltd. on January 19, 2017, which indicated that, as of January 9, 2017, Primavera Capital Management Ltd. had sole voting and

2017 Proxy Statement

dispositive power over 30,982,892 shares of Company common stock, and Pollos Investment GP, Ltd. shared voting and dispositive control over 30,982,892 shares of Company common stock. Such amounts include 14,618,114 shares underlying outstanding warrants.

(3)

Based on the Schedule 13G filed by Aberdeen Asset Management PLC on February 8, 2017, which indicated that, as of December 30, 2016, Aberdeen Asset Management PLC had shared voting power over 17,749,636 shares of Company common stock and shared dispositive power over 23,906,833 shares of Company common stock.

(4)

Based on the Schedule 13G filed by BlackRock, Inc. on January 30, 2017, which indicated that, as of December 31, 2016, BlackRock, Inc. had sole voting power over 18,388,116 shares of Company common stock, shared voting power over 22,253 shares of Company common stock, sole dispositive power over 21,652,550 shares of Company common stock and shared dispositive power over 22,253 shares of Company common stock.

(5)	Includes 377,754 shares issuable upon the exercise of stock appreciation rights (“SARs”) that vest within 60 days of February 28, 2017.

(6)	Includes 26,618 shares issuable upon the exercise of SARs that vest within 60 days of February 28, 2017.

(7)

Reflects 5,954 shares issuable upon the exercise of SARs and 4,687 shares issuable upon the vesting of restricted stock units (“RSUs”), in each case that are exercisable or vest within 60 days of February 28, 2017.

(8)	Reflects 17,107 shares issuable upon the exercise of SARs and 4,687 shares issuable upon the vesting of RSUs, in each case that are exercisable or vest within 60 days of February 28, 2017.

(9)	Includes 12,324 shares issuable upon the exercise of SARs and 4,687 shares issuable upon the vesting of RSUs, in each case that are exercisable or vest within 60 days of February 28, 2017.

(10)	Includes 41,128 shares issuable upon the exercise of SARs that vest within 60 days of February 28, 2017. Also includes 80 shares held by Mr. Campbell’s spouse.

(11)

Includes 11,021 shares issuable upon the exercise of SARs that vest within 60 days of February 28, 2017. Also includes 15,864 shares held in a trust for which Mr. Linen is a trustee and 43 shares held by Mr. Linen’s spouse.

(12)	Includes 650,632 shares issuable upon the exercise of SARs and 44,516 shares issuable upon the vesting of RSUs, in each case that are exercisable or vest within 60 days of February 28, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of Company common stock to file with the SEC reports of their ownership and changes in their ownership of Company common stock. Directors, executive officers and greater-than-ten percent stockholders are also required to furnish to us copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports and representations by our directors and executive officers that no other reports were required, all of the reports required to be filed by such persons during 2016 were timely filed.

2017 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

On October 31, 2016, the Company separated from Yum! Brands (“YUM”), becoming an independent publicly traded company as a result of a pro rata distribution to shareholders of YUM of one share of Company common stock for every one share of common stock held as of October 19, 2016 (the “spin-off”). This Compensation Discussion and Analysis describes the compensation received by the Company’s “named executive officers” in 2016 prior to and following the spin-off as well as certain compensation actions taken by the Compensation Committee of the Company’s Board (the “Company Compensation Committee”) following the spin-off. In view of the timing of the spin-off, most of the 2016 compensation decisions described in this Compensation Discussion and Analysis were determined by YUM rather than the newly formed Company Compensation Committee.

As a newly independent company, we expect the Company’s executive compensation program to evolve in support of its on-going business strategy. The Company Compensation Committee will review and consider modifications to the Company’s executive compensation program to reflect the Company’s business strategy, performance and evolving corporate governance practices.

Recently, the Company Compensation Committee has:

•

Reviewed and approved the Company Compensation Committee Charter to ensure program and policy oversight and decision-making authority is held at what the committee considers to be the appropriate levels of the Board, Company Compensation Committee and management;

•

Adopted a new approach to peer company selection that we believe better aligns with the executive selection and retention strategies of the Company and provides clearer comparability between the Company and the peer companies with regard to industry, geographic coverage and size;

•

Reviewed the performance measures used in the annual incentive plan and revised financial performance ranges to better align the incentive payouts and the Company’s performance as an independent company while maintaining the existing executive compensation program and the focus on key performance measures of the Company’s overall business and operating segments for 2017; and

•

Reviewed and approved the Compensation Recovery Policy, which may require an executive officer to return compensation paid or the Company to cancel performance awards previously granted to the executive officer, under certain circumstances as described in the policy.

During 2017, the Company Compensation Committee will review the executive compensation program including the annual and long-term incentive plans and the incentive vehicles used, the performance measures and other conditions used to determine the equity awards, as well as the share ownership guidelines for executives, in order to ensure alignment between pay and performance.

2016 Performance

2016 was a historic year for the Company, as we successfully completed our spin-off from YUM in October 2016 to become an independent company. By the end of 2016, the Company was the largest restaurant company in China with approximately 7,500 restaurants. Our restaurant base consists of KFC, the leading quick-service restaurant brand in China in terms of system sales and number of restaurants, Pizza Hut Casual Dining, the leading casual dining restaurant concept in China as measured by system sales and number of restaurants, Pizza Hut Home Service, Taco Bell, East Dawning and Little Sheep. Following the spin-off, we maintained the exclusive right to operate and sub-license the KFC, Pizza Hut and Taco Bell brands in China, and own the East Dawning and Little Sheep concepts outright.

2017 Proxy Statement

Our 2016 performance highlights include the following:

•	Total system sales for the year grew 5%, including growth of 6% at KFC and 3% at Pizza Hut Casual Dining, excluding foreign currency translation (“F/X”);

•	We opened 575 new restaurants for the full year, or 5% net growth, surpassing 7,500 restaurants in China; and

•	Reported operating profit for the year grew 31%.

Named Executive Officers

The Named Executive Officers (“NEOs”) for 2016 were as follows:

Name	Title
Micky Pant	Chief Executive Officer

Ted Stedem	Chief Financial Officer

Joey Wat(1)	President and Chief Operating Officer

Christabel Lo	Chief People Officer

Shella Ng	Chief Legal Officer and Corporate Secretary

(1)	Effective February 8, 2017, Ms. Wat was appointed to the position of President and Chief Operating Officer of the Company. During 2016, Ms. Wat served as Chief Executive Officer, KFC China.

Compensation Philosophy

The Company’s historical executive compensation program has been designed to attract and retain the right talent to achieve superior stockholder results, support long-term growth of the Company while holding our executives accountable to achieve annual results year after year. In addition, the program has historically been designed to reward performance, emphasize long-term value creation and drive an ownership mentality.

2017 Proxy Statement

The Company’s executive compensation program has three primary pay components: base salary, annual performance-based cash bonuses and long-term equity awards. These key elements are aligned with the Company’s compensation philosophy.

Objective	Base Salary	Annual Performance- Based Cash Bonuses	Long- Term Equity

Attract and retain the right talent to achieve superior stockholder results —Competitive total reward program structure that enables pay to vary based on role, responsibility, experience, market value and future potential of the talent in order to drive superior results year over year.

	X	X	X

Reward performance—Motivate both short-term and long-term performance through annual and long-term equity programs. A significant portion of NEO pay is performance-based and therefore at-risk.		X	X

Emphasize long-term value creation—The Company’s belief is simple: if it creates long-term value for stockholders, then it shares a portion of that value with those responsible for the results. Stock Appreciation Rights (“SARs”) reward value creation generated from sustained results and the favorable expectations of the Company’s stockholders. Restricted Stock Units (“RSUs”) focus executives on the long-term performance of the Company and directly align the interests of executives with those of the Company’s stockholders.

X

Drive ownership mentality—The Company expects executives to personally invest in the Company’s success by owning a substantial amount of Company stock.			X

Overview of 2016 Compensation Decisions

Prior to the spin-off, the Company was part of YUM’s consolidated enterprise and our executive officers participated in the compensation programs of YUM. Many of the decisions affecting the Company’s executive compensation program were made in 2016 prior to the spin-off by the Management Planning & Development Committee of YUM’s Board (the “YUM Compensation Committee”) and some of those decisions were intended to facilitate the transition. Prior to the spin-off, the YUM Compensation Committee determined equity compensation with respect to all of our executive officers as well as the cash compensation with respect to Mr. Pant, our Chief Executive Officer. For other executive officers, their cash compensation was determined prior to the spin-off by the Chief Executive Officer of YUM (“YUM CEO”) and the China Division CEO, except that our CFO’s 2016 cash compensation before his appointment was determined by the YUM CEO and the KFC Division CEO. Following the spin-off, the executive compensation decisions have been reviewed by the Company Compensation Committee.

Key Compensation Decisions in Connection with the Spin-Off

In connection with the spin-off, the following key compensation decisions were made to facilitate the transition:

•

January 2016 Retention Grants – In January 2016, YUM granted special retention awards in the form of RSUs to key executive talent in order to induce them to remain employed with the Company post-spin-off and to further align their interests with the Company’s stockholders post-spin-off. Under the terms of these awards, these RSUs were adjusted in the spin-off to represent equity awards with respect to the Company rather than an adjusted equity award with respect to both the Company and YUM. Mses. Wat, Lo and Ng each received these special retention awards.

•	Appointment of Mr. Stedem – Effective August 1, 2016, Mr. Stedem was appointed to the position of Chief Financial Officer of YUM’s China Division. In connection with Mr. Stedem’s appointment, his base

2017 Proxy Statement

salary and annual target opportunity were increased to reflect his anticipated role as CFO of an independent publicly traded company. Mr. Stedem’s compensation adjustments were designed to retain Mr. Stedem post-spin-off and further incentivize his performance with the Company.

•

Appointment of Mr. Pant as CEO of the Company – In October 2016, the Company entered into a letter of understanding with Mr. Pant outlining the compensation terms relating to his appointment to the position of Company CEO, including his post-spin-off base salary and annual target opportunity, his November 2016 Founders’ Grants (as described below), the treatment of his YUM equity awards upon his separation from YUM, and his 2017 long-term incentive opportunity of $4,000,000. Mr. Pant’s compensation adjustments were designed to retain Mr. Pant post-spin-off and further incentivize his performance with the Company.

•

Adjustments to Outstanding Equity Awards – Concurrent with the spin-off, holders of YUM equity-based awards, whether vested or unvested, generally received both adjusted YUM awards and Company awards, subject only to limited exceptions. Further, Mr. Pant, as a holder of Performance Share Units (“PSUs”), retained his outstanding PSUs as YUM awards, adjusted to reflect the effects of the spin-off. Generally, changes to outstanding employee awards made as a result of the spin-off were consistent with the changes made to the shareholdings of all YUM shareholders.

•

November 2016 Founders Grants – In connection with the spin-off, the YUM Compensation Committee approved, and the Company Compensation Committee affirmed, grants of RSUs and SARs to the NEOs. These grants were intended to align the NEOs’ interests with those of the Company, incentivize management to maximize the value of the Company and retain critical talent.

Key Compensation Decisions Following the Spin-Off

Following the spin-off, the Company Compensation Committee made the following compensation decisions to address the evolving nature of the Company as an independent publicly traded company. Key compensation decisions made following the spin-off include:

•

Development of Peer Group for 2017 Compensation Decisions – The Company Compensation Committee retained Willis Towers Watson (“WTW”) as its independent compensation consultant to advise on executive compensation matters. WTW’s responsibilities for 2016 included advising the Company regarding the composition of the post-spin-off comparator peer group, providing input regarding post-spin-off compensation adjustments and the modification of the 2017 annual incentive program. WTW does not provide any other services to the Company.

With the assistance of its independent compensation consultant, the Company Compensation Committee adopted a new approach to peer company selection that we believe better aligns with the executive selection and retention strategies of the Company and provides clearer comparability between the Company and the peer companies with regard to industry, geographic coverage and size. For the purpose of evaluating 2017 compensation decisions, the Company developed two sets of peer companies for the NEOs and other executive officers. Recognizing that the Company’s executive talents are sourced and recruited from a variety of industries and different geographical regions, the Company Compensation Committee has adopted (i) a Greater China peer group consisting of 18 publicly listed companies in the food and beverage (“F&B”), restaurant, retail, hospitality, consumer goods and general industries and of similar revenue size to the Company, and (ii) a U.S. peer group of 20 publicly listed companies in the restaurant, F&B, hospitality and consumer goods industries and of similar revenue size to the Company. The Company Compensation Committee believes that the use of these two peer groups is essential to reflect the broad spectrum and diversity of executive talent and pay practices in the two markets in which we compete for executive talent. Recognizing the evolving nature of the competitive landscape for executive talent, the Company Compensation Committee intends to reassess the peer companies on a periodic basis to evaluate the continued appropriateness of such peer companies.

•	Approved Compensation Committee Charter – Following the spin-off, the Company Compensation Committee reviewed and approved the Company Compensation Committee Charter to ensure program

2017 Proxy Statement

and policy oversight and decision-making authority is held at what the committee considers to be the appropriate levels of the Board, Company Compensation Committee and management.

•

Approved Compensation Recovery Policy – To further align the Company’s compensation program with corporate governance best practices, the Company Compensation Committee reviewed and approved the Compensation Recovery Policy, which may require an executive officer to return certain compensation paid or the Company to cancel performance awards previously granted to the executive officer, under certain circumstances as described in the policy.

•

Review of Performance Measures – In connection with setting 2017 compensation opportunities, the Company Compensation Committee reviewed the performance measures used in the annual incentive plan and revised financial performance ranges to better align the incentive payouts and the Company’s performance as an independent company while maintaining the existing executive compensation program and the focus on key performance measures of the Company’s overall business and business segments for 2017.

As a newly independent company, we expect the Company’s executive compensation program to evolve in support of our on-going business strategy. The Company Compensation Committee will review and consider modifications to the Company’s executive compensation program to reflect the Company’s business strategy, performance and evolving corporate governance practices.

Elements of the Executive Compensation Program

The executive compensation program has three primary pay components: base salary; annual performance-based cash bonuses; and long-term equity awards.

Base Salary. The Company provides a fixed level of cash compensation to attract and retain the right caliber talent. The base salary is in the form of cash to compensate its executives for their primary roles and responsibilities. An executive’s actual salary varies based on the role, level of responsibility, experience, individual performance, future potential and the market value of the role. After the spin-off, the Company’s Compensation Committee has taken over the responsibility to review the salary levels of the executive officers annually.

Annual Performance-Based Cash Bonuses. The principal purpose of this annual incentive program is to motivate and reward short-term team and individual performance. It is a cash-based plan. Prior to the spin-off in 2016, our executives participated in a performance-based annual bonus program as executives of YUM’s China Division. The performance goals were approved following the established process of YUM for its divisions at the beginning of 2016. The formula for calculating the 2016 performance-based annual bonus is the product of the following:

Base Salary	×	Target Bonus Percentage	×	Team Performance (0-200%)	×	Individual Performance (0-150%)	=	Bonus Payout (0-300%)

As a result of the spin-off, the 2016 performance-based annual bonus program was bifurcated into two performance periods – pre-spin-off and post-spin-off performance periods. For the pre-spin-off performance period (from January 1, 2016 to October 31, 2016), executives had a portion of their bonuses tied to the performance of YUM, while the post-spin-off performance period (from November 1, 2016 to December 31, 2016) related solely to the performance of the Company and the participant’s area of responsibility.

In connection with setting 2017 compensation opportunities, the Company Compensation Committee reviewed the performance measures used in the annual incentive plan and revised financial performance ranges to better align the incentive payouts and the Company’s performance as an independent company, while maintaining the existing executive compensation program and the focus on key performance measures of the Company’s overall business and operating segments for 2017.

Team Performance. The YUM Compensation Committee established the performance measures, targets and weights in January 2016 after receiving input and recommendations from its management.

2017 Proxy Statement

The performance objectives in 2016 were developed through YUM’s and the Company’s annual financial planning process, which took into account growth strategies, historical performance, and the expected future operating environment of each of YUM’s Divisions, including the China Division. A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid. Additionally, all measures have a cap on the level of performance above which no additional bonus will be paid regardless of performance above the cap.

The team performance targets, actual results, weights and overall performance for each measure for the Company’s NEOs are outlined below.

COMPANY

Team Performance Measures	Target	Actual	Earned As a% of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth*	10%	25%	200	50%	100
Same Store Sales Growth	3%	0.40%	0	25%	0
System Gross New Builds	575	575	100	15%	15
System Customer Satisfaction	—	—	154	10%	15
FINAL COMPANY TEAM FACTOR	130

COMPANY: KFC China

Team Performance Measures	Target	Actual	Earned As a% of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth*	9%	24%	200	50%	100
Adjusted Same Store Sales Growth**	4.60%	4.20%	82	25%	21
System Gross New Builds	270	323	200	15%	30
System Customer Satisfaction	88%	89.60%	162	10%	16
FINAL KFC China TEAM FACTOR	167

YUM TEAM FACTOR***	163

YUM: KFC Division TEAM FACTOR***	100

YUM: KFC Asia TEAM FACTOR***	104

*

Adjusted Operating Profit Growth is the reported operating profit growth, excluding items that we believe are not directly relating to or impacted by the performance of the executives, such as the impact from retail tax structure reform and adjustments associated with the spin-off.

**

Adjusted Same Store Sales Growth is the Same Stores Sales Growth disclosed in the Annual Report on Form 10-K, but adjusted for items to reflect how we evaluate same store sales growth for our brands internally.

***	Reflects performance factor, as calculated and disclosed to the Company by YUM.

2017 Proxy Statement

NEO	Measures	Team Factor
Mr. Pant	Pre-Spin – weighted 75% Company + 25% YUM	138
	Post-Spin – weighted 100% Company	130
	FINAL TEAM FACTOR	137

Mr. Stedem	Singapore Period – weighted 75% KFC Asia + 25% KFC Division	103
	Pre-Spin – weighted 75% Company + 25% YUM	138
	Post-Spin – weighted 100% Company	130
	FINAL TEAM FACTOR	119

Ms. Wat	Pre-Spin – weighted 75% KFC + 25% YUM	166
	Post-Spin – weighted 75% KFC + 25% Company	158
	FINAL TEAM FACTOR	165

Ms. Lo	Pre-Spin – weighted 75% Company + 25% YUM	138
	Post-Spin – weighted 100% Company	130
	FINAL TEAM FACTOR	137

Ms. Ng	Pre-Spin – weighted 75% Company + 25% YUM	138
	Post-Spin – weighted 100% Company	130
	FINAL TEAM FACTOR	137

Long-Term Equity Incentives. YUM has historically provided long-term equity compensation to its executives to encourage long-term decision making that creates sustainable stockholder value. In determining the size of the award, the YUM Compensation Committee considered the following:

•	Prior year individual and team performance;

•	Expected contribution in future years;

•

Consideration of the market value of the executive’s role compared with similar roles in YUM’s historical peer group (or, in the case of the Company’s NEOs other than Mr. Pant, compensation survey data); and

•	Achievement of YUM’s stock ownership guidelines.

Annual Equity Grants. For 2016, the YUM Compensation Committee granted SARs as the annual equity awards for each of our NEOs. These SARs have ten-year terms and vest over four years. The exercise price of each SAR grant was based on the closing market price of the underlying YUM common stock on the date of grant. Therefore, SAR awards will only have value if the share price appreciates above the awards’ exercise price.

Concurrently with the spin-off, holders of YUM equity-based awards (including SARs), whether vested or unvested, generally received both adjusted YUM awards and Company awards. Accordingly, each of our NEOs received both adjusted YUM awards and Company awards with respect to their outstanding SAR awards.

Spin-Off Grants. As noted above, in light of the spin-off, YUM approved special stock award grants for a number of Company executives and key employees, including the NEOs. These retention grants were intended to align the interests of participants with those of the Company, incentivize management to maximize the value of the Company, and retain critical talent. In January 2016, YUM granted special

2017 Proxy Statement

equity incentive awards in the form of RSUs with respect to key executive talent in order to induce these executives to remain employed with the Company post-spin-off and to further align their interests with the Company’s stockholders post-spin-off. Under the terms of these awards, these RSUs were adjusted in the spin-off to represent equity awards with respect to the Company rather than an adjusted equity award with respect to both the Company and YUM. Mses. Wat, Lo and Ng received these special awards, each with a grant date fair value equal to approximately $400,000. These RSUs vest in 25% increments on the first and second anniversaries of the grant date, with the remaining 50% of the award vesting on the third anniversary of the grant date.

In connection with the spin-off, the YUM Compensation Committee approved, and the Company Compensation Committee affirmed, the award of Founder’s Grants in November 2016. These Founder’s Grants were delivered in the form of RSUs and SARs, with the following grant date values:

NEO	SARs(1)	RSUs(2)
Mr. Pant	$1,500,000	$1,500,000

Mr. Stedem	$500,000	$500,000

Ms. Wat	$500,000	$500,000

Ms. Lo	$250,000	$250,000

Ms. Ng	$250,000	$250,000

(1)	SARs Founders’ Grants will vest 25% per year on each of the first four anniversaries of the grant date.

(2)	RSU Founders’ Grants will vest 50% on each of the second and third anniversaries of the grant date.

The Company also offers certain retirement and other benefits, including benefits relating to overseas service, that the Company believes are consistent with market practice for companies of a similar scope and nature attempting to recruit and retain high-performing, globally mobile executives.

2016 Named Executive Officer Total Direct Compensation and Performance Summary

Below is a summary of our NEOs’ 2016 total direct compensation—which includes base salary, annual cash bonus, and the equity award delivered as SARs—and an overview of their 2016 performance relative to the annual performance goals. The special equity grants made in anticipation of, or in connection with, the spin-off are excluded from the following discussion as those grants do not represent an ongoing element of total direct compensation. As noted above, many of the compensation decisions described below were determined prior to the spin-off by YUM rather than the Company Compensation Committee. Following the spin-off in October 2016, executive compensation decisions have been, and will be, made by the Company Compensation Committee.

Micky Pant

Chief Executive Officer

2016 Performance Summary. Based on the recommendations of YUM’s Board, the Company’s Board determined Mr. Pant’s performance to be significantly above target and awarded him a 140% individual performance factor. With a blended final team factor of 137%, Mr. Pant received 191% of his annual target bonus. In considering Mr. Pant’s performance, YUM’s Board and the Company’s Board considered that Yum China, under the leadership of Mr. Pant, had achieved an adjusted operating profit growth of 25% while meeting the New Build target of 575 new restaurants. Mr. Pant was recognized for not only achieving strong operating and business results, but also his leadership in orchestrating the timely completion of the spin-off and the successful listing of the Company on the NYSE on November 1, 2016.

2017 Proxy Statement

2016 Decisions. In November 2016, in order to recognize his past performance as well as his new and expanded responsibilities in running a public company, the YUM Compensation Committee adjusted Mr. Pant’s compensation as follows:

•	Base salary was $1,100,000.

•	Annual cash bonus target increased from 115% of base salary to 130% of base salary.

The table below summarizes how the annual performance-based incentive award was calculated for Mr. Pant:

2016 BONUS AWARD

Performance Period	Team Factor Weight	2016 Salary US$	Target	Individual Performance Factor (IF)	Team Factor (TF)	Bonus US$
Jan – Oct (Pre-Spin)	75% Company 25% YUM	1,100,000	115%	140%	138%	2,470,417
Nov – Dec (Post-Spin)	100% Company		130%		130%

Ted Stedem

Chief Financial Officer

2016 Performance Summary. Mr. Stedem was the General Manager of KFC Asia prior to being appointed as the Chief Financial Officer of YUM’s China Division on August 1, 2016. Mr. Stedem’s performance was rated above target for his time in KFC Asia with YUM, and above target for his time with the Company. He was awarded an individual performance factor of 120%. With a blended team factor of 119%, Mr. Stedem received 143% of his annual target bonus. Mr. Stedem took over as CFO for the Company three months prior to the spin-off and was recognized for his leadership, rapidly taking charge, aligning the finance function, engaging and onboarding top talent to complete a number of complex projects including listing the Company on the NYSE, SEC reporting, and various tax matters. Mr. Stedem also played a key role in successfully implementing and maximizing benefits associated with a change in the tax structure in China.

2016 Decisions. In order to recognize his appointment as CFO of the Company, in August 2016, Mr. Stedem’s compensation was adjusted by the YUM Compensation Committee as follows:

•	Base salary was $525,000.

•	Annual cash bonus target increased from 45% of base salary to 65% of base salary.

The table below summarizes how the annual performance-based incentive award was calculated for Mr. Stedem:

2016 BONUS AWARD

Performance Period	Team Factor Weight	2016 Salary US$	Target	Individual Performance Factor (IF)	Team Factor (TF)	Bonus US$
Jan – July (Pre-Spin)	75% KFC Asia 25% KFC Division	525,000	45%	120%	103%	400,712
Aug – Oct (Pre-Spin)	75% Company 25% YUM		65%		138%
Nov – Dec (Post-Spin)	100% Company				130%

2017 Proxy Statement

Joey Wat

Chief Executive Officer, KFC China

2016 Performance Summary. Ms. Wat was the CEO of KFC China. Ms. Wat’s performance was rated significantly above target, and she was granted an individual performance factor of 140%. With a blended team factor of 165%, Ms. Wat received 230% of her annual target bonus. During 2016, Ms. Wat was in her third year leading the KFC brand and, during her tenure, led a comprehensive turnaround. In determining her payout, it was considered that, in 2016, the brand sales recovered and same store sales increased by 3%, KFC business achieved system sales growth of 6%, new builds of 323 restaurants as well as asset upgrades of an additional 720 stores during the year. Ms. Wat also formulated clear brand strategies and led the KFC team to improve on restaurant management team stability. KFC restaurant margins reached 16.3% and KFC operating profit was $645 million, both ahead of target. Also, notable was the significant progress made in Digital and Delivery, with membership in KFC’s loyalty program surpassing 60 million.

2016 Decisions. In February 2016, Ms. Wat’s compensation was adjusted as follows:

•	Base salary was $628,300.

•	Annual cash bonus target was 85% of base salary.

The table below summarizes how the annual performance-based incentive award was calculated for Ms. Wat:

2016 BONUS AWARD

Performance Period	Team Factor Weight	2016 Salary US$	Target	Individual Performance Factor (IF)	Team Factor (TF)	Bonus US$
Jan – Oct (Pre-Spin)	75% KFC 25% YUM	628,300	85%	140%	166%	1,231,175
Nov – Dec (Post-Spin)	75% KFC 25% Company				158%

Compensation Adjustments in Connection with Promotion. As noted above, effective February 8, 2017, Ms. Wat was appointed to the position of President and Chief Operating Officer of the Company. In connection with Ms. Wat’s appointment, the Company Board approved an increase in Ms. Wat’s annual base salary from $628,000 to $750,000 and an increase in her annual performance-based cash bonus target from 85% to 100% of her annual base salary. The Board also approved a promotion grant of RSUs, with a grant date fair value of $2,000,000. The RSUs cliff vest on the fourth anniversary of the date of grant, subject to Ms. Wat’s continued employment through the vesting date. Pursuant to the Company’s long-term incentive program, in 2017, Ms. Wat will also be eligible to receive SARs with a grant date face value of $3,000,000. The SARs will have a ten-year term and vest in equal annual installments on each of the first four anniversaries of the date of grant, subject to Ms. Wat’s continued employment through the applicable vesting date.

2017 Proxy Statement

Christabel Lo

Chief People Officer

2016 Performance Summary. During 2016, Ms. Lo served as the Chief People Officer and played a key support role as part of the project to separate Yum China into an independent company. Ms. Lo’s performance was judged as significantly above target and she was awarded an individual performance factor of 140%. With a blended team factor of 137%, Ms. Lo received a bonus payout of 191% of her annual target bonus. Ms. Lo was recognized for her outstanding contributions to a number of strategic initiatives, including serving as a core member of the spin-off project, bringing in top talent across functions to support the successful listing of the Company, formulating and cascading a new Company vision and culture across the organization, and establishing the Centralized Shared Services Center which delivered significant productivity gains for the Company’s human resources operations. Ms. Lo’s 20 years of experience with the Company and her deep knowledge of the Company were considered critical to the successful separation of the Company into an independent company.

2016 Decisions. In February 2016, Ms. Lo’s compensation was adjusted as follows:

•	Base salary was $340,000.

•	Annual cash bonus target was 60% of base salary.

In July 2016, in recognition of Ms. Lo’s expanded role and responsibilities and work schedule, her base salary was increased to $400,000.

The table below summarizes how the annual performance-based incentive award was calculated for Ms. Lo:

2016 BONUS AWARD

Performance Period	Team Factor Weight	2016 Salary US$	Target	Individual Performance Factor (IF)	Team Factor (TF)	Bonus US$
Jan – Oct (Pre-Spin)	75% Company 25% YUM	400,000	60%	140%	138%	459,200
Nov – Dec (Post-Spin)	100% Company				130%

Shella Ng

Chief Legal Officer and Corporate Secretary

2016 Performance Summary. During 2016, Ms. Ng served as the Chief Legal Officer. Ms. Ng’s performance was significantly above target and she was awarded an individual performance factor of 140%. With a blended team factor of 137%, Ms. Ng received 191% of her annual target bonus. Ms. Ng was noted for her superb contributions to the completion of the spin-off. In addition, in determining her bonus payout, she was recognized for her leadership role in the successful negotiation with YUM on intellectual property, tax, royalty terms and several other complex matters connected with the spin-off. Ms. Ng also completed all related legal documentation and filings pursuant to regulatory requirements while successfully discharging her ongoing role as Chief Legal Officer. Ms. Ng also has over 20 years of experience with the Company and her know-how was considered critical to providing a strong legal and corporate foundation to the new company.

2016 Decisions. In February, Ms. Ng’s compensation was adjusted as follows:

•	Base salary was $370,307.

•	Annual cash bonus target was 60% of base salary.

2017 Proxy Statement

The table below summarizes how the annual performance-based incentive award was calculated for Ms. Ng:

2016 BONUS AWARD

Performance Period	Team Factor Weight	2016 Salary US$	Target	Individual Performance Factor (IF)	Team Factor (TF)	Bonus US$
Jan – Oct (Pre-Spin)	75% Company 25% YUM	370,307	60%	140%	138%	425,112
Nov – Dec (Post-Spin)	100% Company				130%

Retirement and Other Benefits

As with all Company employees, Company executive officers receive certain employment and post-employment benefits. Benefits are an important part of retention and capital preservation for all levels of employees. Our benefits are designed to protect against the expense of unexpected catastrophic loss of health and/or earnings potential, and provide a means to save and accumulate for retirement or other post-employment needs.

Retirement Plans. For executives who were hired or re-hired after September 30, 2001, YUM has implemented the Leadership Retirement Plan (“YUMLRP”). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to an account payable to the executive following the later to occur of the executive’s separation of employment or attainment of age 55. In connection with the spin-off, the Company adopted the Yum China Holdings, Inc. Leadership Retirement Plan (“YCHLRP”), the terms of which are substantially similar to the terms of the YUMLRP. For 2016, Messrs. Pant and Stedem were eligible for and received annual allocations to their accounts equal to 20% and 8%, respectively, of base salary and target bonus.

The Company offers certain executives working in China retirement benefits under the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme. The scheme was registered as Yum! Restaurants (Hong Kong) Limited Retirement Scheme prior to the spin-off. Under this program, the Company provides a company-funded contribution ranging from 5% to 10% of an executive’s base salary. During 2016, Ms. Wat, Ms. Lo and Ms. Ng were participants in the program. The Company’s contribution for 2016 was equal to 5%, 10% and 10% of salary for Ms. Wat, Ms. Lo and Ms. Ng, respectively. Upon termination, participants will receive a lump sum equal to a percentage of the Company’s contributions inclusive of investment return. This percentage is based on a vesting schedule that provides participants with a vested 30% interest upon completion of a minimum of three years of service, and an additional 10% vested interest for each additional completed year, up to a maximum of 100%.

In addition, prior to the spin-off, Messrs. Pant and Stedem participated in the Executive Income Deferral (“EID”) Program, an unfunded, deferred compensation plan maintained by YUM. The Company did not adopt the EID post spin-off or assume any account balances or liabilities with respect to the EID following the spin-off.

Medical, Dental, Life Insurance and Disability Coverage. The Company also provides other benefits such as medical, dental, life insurance and disability coverage to its executive officers through benefit plans, which are also provided to all eligible China-based employees. Prior to the spin-off, Mr. Pant and Mr. Stedem were eligible to purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package.

Perquisites. Certain perquisites are provided to certain Company executive officers relating to overseas assignments. These perquisites are governed by the Company’s formal mobility policy and are offered on a case-by-case basis reflecting each executive’s particular circumstances but generally reflect market practices for similarly situated, globally mobile executives working in international companies based in Mainland China. For example, our NEOs receive tax equalization benefits relating to their overseas assignments. These tax equalization payments as well as the other overseas assignment allowances provided are intended to ensure that our executives serving on overseas assignments are in the same approximate financial position as they would have been if they

2017 Proxy Statement

have remained in their home countries during their time on overseas assignment. In addition, pursuant to Mr. Pant’s letter of understanding with the Company, he is eligible to receive transportation and housing reimbursement and tax equalization payments while he is performing services in China. These perquisites are intended to help the Company attract and retain high-performing executives from different countries who have the skill sets and experiences to successfully manage and lead the Company while living in Mainland China. These perquisites may include housing reimbursement, mobility allowances, home leave expenses, cost of living allowances, tax preparation services and tax reimbursements for such perquisites and allowances. See the 2016 All Other Compensation Table for details.

How Compensation Decisions Are Made

Role of the Compensation Committee. Prior to the spin-off, the YUM Compensation Committee determined equity compensation with respect to our executive officers as well as the cash compensation with respect to Mr. Pant, our CEO. For other executive officers, except Mr. Stedem prior to his appointment to the CFO role, their cash compensation was determined prior to the spin-off by the YUM CEO and Mr. Pant. Following the spin-off, executive compensation decisions have been, and will be, made by the Company Compensation Committee. Prior to his appointment as CFO of the Company, Mr. Stedem’s cash compensation was determined by the YUM CEO and the KFC Division CEO.

Role of the Independent Consultant. Prior to the spin-off, the YUM Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Following the spin-off, the Company Compensation Committee retained WTW to advise on executive compensation matters. WTW’s responsibilities for 2016 included advising the Company regarding the composition of the post-spin-off comparator peer group, providing input regarding post-spin-off compensation adjustments and the modification of the 2017 annual incentive program. WTW does not provide any other services to the Company. The Company Compensation Committee has assessed the independence of WTW pursuant to the NYSE rules and the Company has concluded that WTW’s work for the Company Compensation Committee does not raise any conflicts of interest.

Competitive Market Review.

Pre-Spin-Off Competitive Market Review

Compensation awarded prior to the spin-off was subject to a competitive market review process followed by the YUM Compensation Committee. For Mr. Pant, the YUM Compensation Committee compared his compensation to similarly situated executives at companies that comprised its executive peer group (the “YUM Peer Group”). For our other executive officers, their compensation was evaluated based on compensation survey data from multiple third-party providers, including Mercer, WTW and Aon Hewitt.

The 2016 YUM Peer Group consisted of the following companies:

AutoZone Inc. Avon Products Inc. Campbell Soup Company Colgate Palmolive Company Gap Inc. General Mills Inc.	Hilton Worldwide Holdings Inc. Kellogg Company Kimberly-Clark Corporation Kohl’s Corporation. Macy’s Inc. McDonald’s Corporation	Marriott International Nike Inc. Staples Inc. Starbucks Corporation Starwood Hotels & Resorts Worldwide, Inc.

Post-Spin-Off 2017 Competitive Market Review

As noted above, one of the key objectives of our executive compensation program is to retain and reward the right talent by providing competitive compensation. Given the change in business size, structure and focus of the Company as compared to YUM following the spin-off, the Company Compensation Committee determined that it should establish a new peer group applicable to the Company on a go-forward basis. As part of its engagement with the Company Compensation Committee, WTW assisted with the development of the post-spin-off peer group.

2017 Proxy Statement

Recognizing the evolving nature of the competitive landscape for executive talent, however, the Company Compensation Committee intends to reassess the peer companies on a periodic basis to evaluate the continued appropriateness of such peer companies.

Based on its review and considering the skills, background and understanding of the business and regulatory environments that are required of the management team to run a U.S. listed and registered company with all operations in China, WTW developed two sets of peer companies with the following characteristics:

•	Publicly listed Greater China companies primarily in the F&B, restaurant, retail, hospitality, and consumer goods and general industry and of similar revenue size to the Company.

•

For Greater China companies, additional criteria are applied to include companies of similar market prominence and having a globally mobile executive team and appropriate pay governance practices and processes in place.

•	Publicly listed U.S. companies in the restaurant, F&B, hospitality and consumer goods industry and of similar revenue size as the Company.

Having considered the peer group selection criteria above and the comparability of each of the peer companies in terms of business size, industry, regulatory environment and source of executive talent, the Company Compensation Committee approved the following two peer groups of companies to be used for purposes of evaluating 2017 executive compensation decisions:

Greater China Peer Group	U.S. Peer Group

Cathay Pacific Airways Limited

China Mengniu Dairy Co. Ltd.

Chow Tai Fook Jewellery Group Ltd.

CLP Holdings Ltd.

Dah Chong Hong Holdings Limited

Esprit Holdings Limited

Inner Mongolia Yili Industrial Group Co., Ltd

MGM China Holdings Limited

Sands China Ltd.

Shangri-La Asia Limited

SJM Holdings Limited

Swire Pacific Limited

Swire Properties Limited

Techtronic Industries Company Limited

Want Want China Holdings Ltd.

WH Group Limited

Wilmar International Limited

Wynn Macau Ltd.

AutoZone, Inc.

Bloomin’ Brands, Inc.

Brinker International, Inc.

Colgate-Palmolive Company

Constellation Brands, Inc.

Darden Restaurants, Inc.

Domino’s Pizza, Inc.

Dr Pepper Snapple Group, Inc.

General Mills, Inc.

Hilton Worldwide Holdings Inc.

Hyatt Hotels Corporation

Kimberly-Clark Corporation

Marriott International, Inc.

McDonald’s Corporation

Molson Coors Brewing Company

The Coca-Cola Company

The Hershey Company

The Wendy’s Company

Wyndham Worldwide Corporation

Yum Brands, Inc.

The Company’s revenue size falls at or about the median of each of the peer groups.

Compensation Policies and Practices

Payments upon Termination of Employment. The Company currently does not have agreements with its executives concerning severance payments upon termination of employment or a change in control of the Company. With the assistance of WTW, the Company Compensation Committee anticipates reviewing market practices with respect to severance arrangements and may in the future enter into severance and/or change in control agreements with the

2017 Proxy Statement

Company’s executive officers. The award agreements with respect to the Company’s outstanding equity awards provide for “double trigger” vesting pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than for cause) on or within two years following the change in control. In addition, in the case of an executive officer’s retirement, the Company provides retirement benefits described above, life insurance benefits and the continued ability to exercise vested SARs/Options in accordance with the underlying award agreements.

Compensation Recovery Policy. Following the spin-off, the Company Compensation Committee adopted the Compensation Recovery Policy. Pursuant to the policy, in the event of any restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Company Compensation Committee shall recover or cancel any performance awards which were awarded to a current or former executive officer as a result of achieving performance targets that could not have been met under the restated results. The Company’s recovery authority applies to any performance award received by such individual during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Under the terms of the policy, a performance award means any cash or equity-based award that is made, vests or is payable based wholly or in part on the results of a financial reporting measure.

Hedging and Pledging of Company Stock. Under the Company’s Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company’s stock price. Similarly, no employee or director may enter into hedging transactions in Company stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g., puts, calls, swaps, or collars) or other speculative transactions related to the Company’s stock. Pledging of Company stock by executive officers and directors is also prohibited.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Compensation Committee:
Edouard Ettedgui (Chair)
Jonathan S. Linen

2017 Proxy Statement

2016 SUMMARY COMPENSATION TABLE

The following table and footnotes summarize the total compensation awarded to, earned by or paid to the NEOs for fiscal year 2016 and, to the extent required by SEC executive compensation disclosure rules, fiscal years 2015 and 2014. The Company’s NEOs are its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers for the 2016 fiscal year.

Name and Principal Position	Year	Salary($)(1)	Bonus($)	Stock Awards($)(2)	Option/ SAR Awards($)(3)	Non-Equity Incentive Plan Compensation($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(5)	All Other Compensation($)(6)	Total($)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Micky Pant	2016	1,013,645	—	1,500,007	4,500,017	2,470,417	63,974	881,776	10,429,836
Chief Executive Officer	2015	849,038	—	355,012	1,419,011	1,473,548	42,979	950,622	5,090,210
	2014	750,000	—	350,019	1,475,973	799,500	32,735	313,356	3,721,583

Ted Stedem	2016	439,931	—	500,020	649,072	400,712	229	829,754	2,819,718
Chief Financial Officer	2015	356,280	—	—	120,076	160,867	—	514,250	1,151,473

Joey Wat	2016	626,775	—	899,486	1,096,251	1,231,175		979,262	4,832,949
Chief Executive Officer, KFC China	2015	590,000	—	—	1,059,813	518,500	—	1,560,728	3,729,041

Christabel Lo	2016	368,425	—	649,489	498,436	459,200		1,882,335	3,857,885
Chief People Officer

Shella Ng	2016	369,408	—	649,489	418,935	425,112		854,506	2,717,450
Chief Legal Officer and Corporate Secretary	2015	359,243	—	—	185,558	135,147	—	900,935	1,580,883

(1)	Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the EID Program, a legacy plan sponsored by YUM.

(2)

The amounts reported in this column for 2016 represent the grant date fair value of the January RSU awards granted to Ms. Wat, Ms. Lo and Ms. Ng and the November RSU awards granted to each of the Named Executive Officers in connection with the spin-off, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), Compensation-Stock Compensation. See Note 15 to the Company’s Consolidated and Combined Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2016 (the “Audited Financial Statements”).

(3)

The amounts reported in this column for 2016 represent the grant date fair value of the annual SAR awards and the SAR awards granted to each of the Named Executive Officers in connection with the spin-off, calculated in accordance with ASC 718. See Note 15 to the Company’s Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(4)

Amounts in this column reflect the annual incentive awards earned for the applicable fiscal year performance periods under the annual bonus program, which is described further in our Compensation Discussion and Analysis under the heading “Annual Performance-Based Cash Bonuses.”

(5)

Pursuant to SEC disclosure rules, the amounts reported for Messrs. Pant and Stedem represent above market earnings credited under the YCHLRP that exceeds 120% of the applicable federal long-term rate. Please see the narrative accompanying the “2016 Nonqualified Deferred Compensation” table for further information regarding the YCHLRP.

(6)	The amounts in this column for 2016 are explained in the All Other Compensation Table and footnotes to that table, which follows.

(7)

Certain compensation included in the All Other Compensation column was denominated in Chinese Renminbi. Ms. Ng’s salary and 2016 bonus award were denominated in Hong Kong dollars and these figures were converted to U.S. dollars using an exchange rate of 6.8346 and 7.7580, respectively, for disclosure purposes.

2017 Proxy Statement

2016 ALL OTHER COMPENSATION TABLE

The following table and footnotes summarize the compensation and benefits included under All Other Compensation in the 2016 Summary Compensation Table that were awarded to, earned by or paid to the Company’s NEOs, for the fiscal year ending December 31, 2016.

Name	Perquisites and other personal benefits ($)(1)	Tax Reimbursements ($)(2)	Insurance premiums ($)(3)	Retirement Scheme Contributions ($)(4)	Other ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Mr. Pant	118,230	258,274	16,595	456,608	32,069	881,776
Mr. Stedem	283,247	240,208	316	79,366	226,617	829,754
Ms. Wat	136,675	652,193	—	31,356	159,038	979,262
Ms. Lo	153,496	1,643,506	—	36,861	48,472	1,882,335
Ms. Ng	93,012	685,003	—	36,941	39,550	854,506

(1)

Amounts in this column represent: for Mr. Pant, a housing reimbursement; for Mr. Stedem, an education reimbursement ($157,953) and housing reimbursement ($125,295); for Ms. Wat, an education reimbursement ($14,134) and housing reimbursement ($122,541); for Ms. Lo, an education reimbursement ($36,613) and housing reimbursement ($116,883); and for Ms. Ng, a housing reimbursement. Such amounts are valued based on the amounts paid directly to these NEOs or the service provider, as applicable.

(2)

Amounts in this column represent tax reimbursements for salary and the expenditure/housing allowances. These tax reimbursements as well as the other overseas assignment allowances provided are intended to ensure that our executives serving on overseas assignments are in the same approximate financial position as they would have been if they have remained in their home country during their time on overseas assignment.

(3)	These amounts reflect the income each NEO was deemed to receive from IRS tables related to YUM-provided life insurance in excess of $50,000.

(4)

This column represents allocations to the YUMLRP and the YCHLRP for Messrs. Pant and Stedem and contributions to the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme for Mses. Wat, Lo and Ng.

(5)

This column reports the total amount of other benefits provided. Other than for certain benefits of Mr. Stedem and Ms. Wat described below, none of the other benefits individually exceeded the greater of $25,000 or 10% of the total amount of these other benefits and the perquisites and other personal benefits shown in column (b) for the NEO. These other benefits include mobility premiums, temporary living expenses, relocation expenses, home leave expenses, transportation expenses, and annual leave payouts. For 2016, Mr. Stedem and Ms. Wat received mobility premiums of $63,028 and $102,149, respectively, and Mr. Stedem received a temporary living / lodging of $72,689 each of which exceeds 10% of the total amount of other benefits and the perquisites and other personal benefits that Mr. Stedem and Ms. Wat received. These amounts were valued based on the amounts paid directly to the NEO or the service provider, as applicable.

2017 Proxy Statement

2016 GRANTS OF PLAN-BASED AWARDS

The following table provides information on the annual incentive program that the Company’s NEOs participated in during 2016 and the SARs and RSUs granted in 2016 to the Company’s NEOs. The table below includes equity granted prior to the spin-off by YUM. These shares were granted by YUM and were converted using the volume weighted average per share price of one share of the Company, trading “regular-way,” as reported on the NYSE on the first post-distribution trading day. In addition to receiving a proportional number of Company shares during the conversion, the NEOs also received shares of YUM with respect to the pre-spin-off awards other than the January 4, 2016 grants to Mses. Wat, Lo and Ng. The YUM shares received upon conversion of the NEO’s outstanding equity awards are excluded from this table. Awards made after the spin-off were determined based on the Company’s stock price on the date of such grant.

Name	Issuer	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(2)	All Other Option/ SAR Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price Option/SAR Awards ($/Sh)(4)	Grant Date Fair Value ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Mr. Pant		—	—	1,292,500	3,877,500	—	—	—	—	—	—	—
	YUM	2/5/2016	—	—	—	—	—	—	—	210,527	69.76	3,000,010
	YUMC	11/11/2016	—	—	—	—	—	—	55,597	—	—	1,500,007
	YUMC	11/11/2016	—	—	—	—	—	—	—	146,538	26.98	1,500,007

Mr. Stedem		—	—	280,143	840,429	—	—	—	—	—	—	—
	YUM	2/5/2016	—	—	—	—	—	—	—	10,461	69.76	149,069
	YUMC	11/11/2016	—	—	—	—	—	—	18,533	—	—	500,020
	YUMC	11/11/2016	—	—	—	—	—	—	—	48,846	26.98	500,002

Ms. Wat		—	—	534,055	1,602,165	—	—	—	—	—	—	—
	YUM	1/4/2016	—	—	—	—	—	—	5,532	—	—	399,466
	YUM	2/5/2016	—	—	—	—	—	—	—	41,842	69.76	596,249
	YUMC	11/11/2016	—	—	—	—	—	—	18,533	—	—	500,020
	YUMC	11/11/2016	—	—	—	—	—	—	—	48,846	26.98	500,002

Ms. Lo		—	—	240,000	720,000	—	—	—	—	—	—	—
	YUM	1/4/2016	—	—	—	—	—	—	5,532	—	—	399,466
	YUM	2/5/2016	—	—	—	—	—	—	—	17,434	69.76	248,435
	YUMC	11/11/2016	—	—	—	—	—	—	9,267	—	—	250,024
	YUMC	11/11/2016	—	—	—	—	—	—	—	24,423	26.98	250,001

Ms. Ng		—	—	222,184	666,552	—	—	—	—	—	—	—
	YUM	1/4/2016	—	—	—	—	—	—	5,532	—	—	399,466
	YUM	2/5/2016	—	—	—	—	—	—	—	11,855	69.76	168,934
	YUMC	11/11/2016	—	—	—	—	—	—	9,267	—	—	250,024
	YUMC	11/11/2016	—	—	—	—	—	—	—	24,423	26.98	250,001

(1)

Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amount payable as annual incentive compensation under the 2016 annual bonus program based on respective team performances and on individual performance during 2016. The actual amount of annual incentive compensation awards paid for 2016 performance are shown in column (g) of the 2016 Summary Compensation Table. The performance measurements, performance targets, and target bonus percentages are described in the Compensation Discussion and Analysis beginning under the discussion of annual incentive compensation.

(2)

RSUs allow the grantee to receive the number of shares of the underlying common stock subject to the award upon vesting. The RSUs granted on January 4, 2016 vest 25% on each of the first and second anniversaries of the grant date and the remaining 50% vests on the third anniversary of the grant date, subject to the recipient’s continued employment. The RSUs granted on November 11, 2016 vest 50% on each of the second and third anniversaries of the grant date, subject to the recipient’s continued employment.

(3)

SARs allow the grantee to receive, in cash or the number of shares of the underlying common stock that, in each case, is equal in value to the appreciation in the underlying common stock with respect to the number of SARs granted from the date of grant to the date of exercise. SARs become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to the recipient’s continued employment.

(4)	The exercise price of the SARs equals the closing price of the underlying common stock on the respective grant dates.

(5)

The amounts reported in this column for 2016 represent the grant date fair value of the annual SAR awards and the SAR and RSU awards granted to each of the NEOs in connection with the spin-off, calculated in accordance with ASC 718. See Note 15 to the Company’s Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

2017 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2016 YEAR-END

The following table shows the number of Company shares covered by exercisable and unexercisable SARs, and RSUs held by the Company’s NEOs on December 31, 2016. This table excludes the equity awards of YUM that were received in connection with the spin-off as those equity awards represent awards of YUM rather than of the Company and will be administered by YUM following the spin-off. Please see the Compensation Discussion and Analysis for a discussion of the adjustment to equity awards in connection with the spin-off.

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)	(j)
Mr. Pant
	1/24/2008	52,833	—		11.26	1/24/2018	—		—	—	—
	1/24/2008	34,707	—		11.26	1/24/2018	—		—	—	—
	2/5/2009	133,503	—		8.84	2/5/2019	—		—	—	—
	2/5/2010	113,250	—		9.96	2/5/2020	—		—	—	—
	2/4/2011	100,468	—		14.88	2/4/2021	—		—	—	—
	11/18/2011	93,672	—		16.25	11/18/2021	—		—	—	—
	2/8/2012	114,478	—		19.46	2/8/2022	—		—	—	—
	2/6/2013	67,334	22,445	(i)	19.00	2/6/2023	—		—	—	—
	2/5/2014	41,802	41,803	(ii)	21.30	2/5/2024	—		—	—	—
	2/6/2015	21,990	65,970	(iii)	22.32	2/6/2025	—		—	—	—
	2/5/2016	—	207,883	(iv)	21.06	2/5/2026	—		—	—	—
	11/11/2016	—	146,538	(v)	26.98	11/11/2026	55,597	(i)	1,452,194

Mr. Stedem	2/4/2011	23,618	—		14.88	2/4/2021	—		—	—	—
	2/4/2011	14,507	—		14.88	2/4/2021	—		—	—	—
	2/8/2012	13,730	—		19.46	2/8/2022	—		—	—	—
	2/6/2013	9,422	3,141	(i)	19.00	2/6/2023	—		—	—	—
	2/5/2014	1,699	1,700	(ii)	21.30	2/5/2024	—		—	—	—
	2/5/2014	3,092	3,093	(ii)	21.30	2/5/2024	—		—	—	—
	2/6/2015	1,860	5,583	(iii)	22.32	2/6/2025	—		—	—	—
	2/5/2016	—	10,329	(iv)	21.06	2/5/2026	—		—	—	—
	11/11/2016	—	48,846	(v)	26.98	11/11/2026	18,533	(i)	484,082	—	—

Ms. Wat	2/6/2015	6,765	20,298	(iii)	22.32	2/6/2025	—		—	—	—
	3/25/2015	8,077	24,232	(vi)	23.90	3/25/2025	—		—	—	—
	1/4/2016	—	—		—	—	18,751	(ii)	489,779	—	—
	2/5/2016	—	41,316	(iv)	21.06	2/5/2026	—		—	—	—
	11/11/2016	—	48,846	(v)	26.98	11/11/2026	18,533	(i)	484,082	—	—

Ms. Lo	2/4/2011	12,056	—		14.88	2/4/2021	—		—	—	—
	2/8/2012	14,718	—		19.46	2/8/2022	—		—	—	—
	2/6/2013	10,100	3,367	(i)	19.00	2/6/2023	—		—	—	—
	2/5/2014	—	10,195	(vii)	21.30	2/5/2024	—		—	—	—
	2/5/2014	6,797	6,798	(ii)	21.30	2/5/2024	—		—	—	—
	2/6/2015	3,382	10,149	(iii)	22.32	2/6/2025	—		—	—	—
	1/4/2016	—	—		—	—	18,751	(ii)	489,779	—	—
	2/5/2016	—	17,215	(iv)	21.06	2/5/2026	—		—	—	—
	11/11/2016	—	24,423	(v)	26.98	11/11/2026	9,267	(i)	242,054	—	—

Ms. Ng	2/8/2012	5,213	—		19.46	2/8/2022	—		—	—	—
	2/8/2012	13,901	—		19.46	2/8/2022	—		—	—	—
	2/6/2013	10,100	3,367	(i)	19.00	2/6/2023	—		—	—	—
	2/5/2014	6,116	6,118	(ii)	21.30	2/5/2024	—		—	—	—
	2/6/2015	2,875	8,627	(iii)	22.32	2/6/2025	—		—	—	—
	1/4/2016	—	—		—	—	18,751	(ii)	489,779	—	—
	2/5/2016	—	11,706	(iv)	21.06	2/5/2026	—		—	—	—
	11/11/2016	—	24,423	(v)	26.98	11/11/2026	9,267	(i)	242,054	—	—

2017 Proxy Statement

(1)	The actual vesting dates for unexercisable options are as follows:

(i)	Remainder of the unexercisable award will vest on February 6, 2017.

(ii)	One-half of the unexercisable award will vest on each of February 5, 2017 and 2018.

(iii)	One-third of the unexercisable award will vest on each of February 6, 2017, 2018 and 2019.

(iv)	One-fourth of the unexercisable award will vest on each of February 5, 2017, 2018, 2019 and 2020.

(v)	One-fourth of the unexercisable award will vest on each of November 11, 2017, 2018, 2019 and 2020.

(vi)	One-third of the unexercisable award will vest on each of March 25, 2017, 2018 and 2019.

(vii)	100% of the unexercisable award will vest on February 5, 2018.

(2)

The RSUs reported in this column include additional RSUs received with respect to dividends and which remain subject to the same underlying vesting conditions. The actual vesting dates for unvested RSUs are as follows:

(i)	The RSUs vest 50% on each of November 11, 2018 and 2019.

(ii)	The RSUs vest 25% on each of January 4, 2017 and 2018 and 50% on January 4, 2019.

(3)	The market value of these awards are calculated by multiplying the number of shares covered by the award by $26.12, the closing price of the Company’s stock on the NYSE on December 30, 2016.

2017 Proxy Statement

2016 OPTION/SAR EXERCISES AND STOCK VESTED

The table below shows the number of shares of YUM common stock acquired during 2016 upon exercise of SAR awards and before payment of applicable withholding taxes and broker commissions. None of the NEOs exercised any SARs or received shares upon vesting of any equity awards with respect to the Company.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Mr. Pant	91,228	8,210,621	—	—
Mr. Stedem	—	—	—	—
Ms. Wat	—	—	—	—
Ms. Lo	32,199	2,778,974	—	—
Ms. Ng	8,920	788,217	—	—

Nonqualified Deferred Compensation

During 2016, Messrs. Pant and Stedem were the only NEOs who participated in the YCHLRP, an unfunded, unsecured deferred, account-based plan maintained by the Company. The YCHLRP provides an annual allocation to the account of Messrs. Pant and Stedem equal to 20% and 8%, respectively, of their respective salary plus target bonus. In connection with the spin-off, the obligations under the YUMLRP with respect to employees continuing with the Company following the spin-off were transferred to the YCHLRP, the terms of which are substantially similar to the terms of the YUMLRP.

The YCHLRP provides an annual earnings credit to each participant’s account based on the value of participant’s account at the end of each year. Under the YCHLRP, Mr. Pant and Mr. Stedem receive an annual earnings credit equal to 5% of their account balances. The Company’s contribution for 2016 is equal to 20% and 8%, respectively, of Mr. Pant’s and Mr. Stedem’s salary plus target bonus.

Under the YCHLRP, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 with a vested YCHLRP benefit combined with any other deferred compensation benefits covered under Code Section 409A exceeds $15,000, will not receive a distribution until the calendar quarter that follows the participant’s 55th birthday. Distributions from the YCHLRP will not be made solely as a result of the separation and distribution.

YUM offered certain executives working in China retirement benefits under the Yum! Restaurants (Hong Kong) Limited Retirement Scheme. In connection with the spin-off, the Company adopted a substantially similar plan. Under this program, the Company provides a company funded contribution ranging from 5% to 10% of an executive’s base salary. The Company’s contribution for 2016 was equal to 5%, 10% and 10% of salary for Ms. Wat, Ms. Lo and Ms. Ng, respectively. Upon termination, participants will receive a lump sum equal to a percentage of the Company’s contributions inclusive of investment return. This percentage is based on a vesting schedule that provides participants with a vested 30% interest upon completion of a minimum of three years of service, and an additional 10% vested interest for each additional completed year, up to a maximum of 100%. Participants may elect a variety of mutual funds in which to invest their account balances under the plan.

2017 Proxy Statement

2016 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
	(a)	(b)	(c)	(d)	(e)
Mr. Pant	—	456,608	140,294	—	3,374,907
Mr. Stedem	—	79,366	503	—	37,492
Ms. Wat	—	31,356	—	—	69,415	(4)
Ms. Lo	—	36,861	—	—	380,225	(4)
Ms. Ng	—	36,941	—	—	454,035	(4)

(1)

Amounts in this column primarily reflect allocations to the YUMLRP and the YCHLRP for Messrs. Pant and Stedem and allocations to the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme for Mses. Wat, Lo and Ng.

(2)

Amounts in this column reflect earnings during the last fiscal year on amounts deferred under the YCHLRP. All earnings for Messrs. Pant and Stedem are based on the earnings credit provided under the YCHLRP described in the narrative above this table. For Messrs. Pant and Stedem, of the earnings reflected in this column, $63,974 and $229, respectively, was deemed above market earnings accruing to their accounts under the YCHLRP. For above market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. Under the Hong Kong Data Privacy Act, the administrator of the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme is restricted from disclosing individual account balances under that plan and, accordingly, the Company is unable to compile earnings information with respect to this plan. Under the terms of the plan, participants may elect a variety of mutual funds in which to invest their account balances under the plan.

(3)

The amount reflected in this column is the year-end balance for Messrs. Pant and Stedem under the YCHLRP and the estimated year-end balances for Mses. Wat, Lo and Ng under the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme.

(4)

This amount represents the aggregate amount of the Company’s contributions, exclusive of investment returns. See note (2) to this table for further information regarding investment returns with respect to the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme. This amount was denominated in Hong Kong dollars and was converted to U.S. dollars using an exchange rate of 7.7580 for disclosure purposes.

Potential Payments Upon a Termination or a Change in Control

YCHLRP. Under the YCHLRP, participants age 55 are entitled to a lump sum distribution of their account balance following their termination of employment. Participants under age 55 who terminate with more than five years of service will receive their account balance at their 55th birthday. In case of termination of employment as of December 31, 2016, Mr. Pant and Mr. Stedem would have received $3,374,907 and $37,492, respectively.

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the YUM executive officers, see the All Other Compensation Table above. If Mr. Pant had died on December 31, 2016, the survivors of Mr. Pant would have received Company-paid life insurance of $1,790,000 under this arrangement.

Severance and Change in Control Arrangements. As of December 31, 2016, the Company was not a party to any severance or change in control agreements, other than statutory requirements, entitling any of the NEOs to severance benefits upon a termination or a change in control. Under the terms of our equity agreements, all outstanding stock options and/or SARs would fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than for cause) on or within two years following the change in control.

2017 Proxy Statement

In addition, Mr. Pant is subject to a letter of understanding with the Company that specifies that any post-spin-off equity awards from the Company will be eligible for continued vesting upon retirement provided Mr. Pant (i) is actively employed for at least one year following the grant date, (ii) provides at least six months notification of intention to retire and (iii) signs non-solicitation and non-compete agreements. For any awards where these three conditions are not met, and for awards issued from YUM prior to his employment with the Company, the awards will be treated with the standard provisions provided for retirement in the underlying award agreements. The letter of understanding also provides that Mr. Pant’s unvested awards from YUM will continue to vest during his employment with the Company and, upon his separation from the Company, Mr. Pant will be treated as a retiree from YUM and his vested SARs can be held until the term expires and he will receive pro-rated vesting of his unvested SARs.

If a change in control and the involuntary termination of one of the Company’s NEOs had occurred as of December 31, 2016, the payments or other benefits set forth below would have been made or become available to them.

	Pant $	Stedem $	Wat $	Lo $	Ng $
Accelerated Vesting of SARs	1,663,873	118,946	339,986	231,553	145,477
Accelerated Vesting of RSUs	1,452,194	484,082	973,861	731,833	731,833

TOTAL	3,116,067	603,028	1,313,847	963,386	877,310

In addition, if a change in control of the Company had occurred as of December 31, 2016, the NEOs would have been entitled to receive the accelerated vesting of their equity awards with respect to YUM, with the value of such awards as follows: Mr. Pant – $4,506,638; Mr. Stedem – $263,442; Ms. Wat – $949,669; Ms. Lo – $628,306; and Ms. Ng – $394,462.

2017 Proxy Statement

2016 DIRECTOR COMPENSATION

The Company primarily uses stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Nominating and Governance Committee of the Board reviews and makes recommendations to the Board with respect to the compensation and benefits of directors on an annual basis.

Non-Employee Directors Annual Compensation. Our non-employee directors are each compensated with an annual retainer equal to $225,000, payable in Company common stock or, if requested by a director, up to one-half in cash. These retainers were paid in late 2016 to compensate the directors for their service from November 1, 2016 through October 31, 2017.

Chairman and Committee Chairperson Retainer. In addition to the annual equity retainer paid to all non-employee directors, the Chairman of the Board (Dr. Hu in 2016) receives an additional annual cash retainer of $225,000. The Chairperson of the Audit Committee (Mr. Hsieh in 2016) receives an additional $20,000 stock retainer annually, the Chairperson of the Compensation Committee (Mr. Ettedgui in 2016) receives an additional $15,000 stock retainer annually, and the Chairperson of the Nominating and Governance Committee (Dr. Hu in 2016) receives an additional $10,000 stock retainer annually. These retainers were paid in late 2016 to compensate the directors for their service from November 1, 2016 through October 31, 2017.

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

The table below summarizes compensation paid to each non-employee director during 2016.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Option/SAR Awards ($)(3)	Total ($)
Peter A. Bassi	112,520	112,480	—	225,000
Christian L. Campbell	14	224,986	—	225,000
Ed Yiu-Cheong Chan	14	224,986	—	225,000
Edouard Ettedgui	112,520	127,480	—	240,000
Louis T. Hsieh	22	244,978	—	245,000
Fred Hu	225,004	234,996	—	460,000
Jonathan S. Linen	14	224,986	—	225,000
Ruby Lu	14	224,986	—	225,000
Zili Shao	112,520	112,480	—	225,000

(1)

Represents the portion of the annual retainer that the director elected to receive in cash rather than equity with respect to Messrs. Bassi, Ettedgui and Shao, cash fees received in lieu of fractional shares in the case of Messrs. Campbell, Chan, Hsieh and Linen and Ms. Lu and the annual cash retainer paid to Dr. Hu as Chairman of the Board.

(2)

Represents the grant date fair value for annual stock retainer awards granted in 2016. Each director received shares of Company common stock determined by dividing the applicable annual retainer by the closing market price of a share of Company common stock on the date of grant, with any fractional shares paid in cash rather than equity.

(3)

At December 31, 2016, the aggregate number of SARs outstanding for each non-employee director are set forth in the following table. These SARs were received by the applicable non-employee directors in connection with the adjustment of their outstanding YUM equity awards.

2017 Proxy Statement

Name	SARs
Peter A. Bassi	—
Christian L. Campbell	167,415
Ed Yiu-Cheong Chan	—
Edouard Ettedgui	—
Louis T. Hsieh	—
Fred Hu	—
Jonathan S. Linen	26,407
Ruby Lu	—
Zili Shao	—

Stock Ownership Requirements. We expect that directors should own a meaningful number of shares of Company common stock and that a director will not sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

2017 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2016, the equity compensation we may issue to our directors, officers, employees and other persons under the Company’s Long Term Incentive Plan, which was approved by YUM as the Company’s sole stockholder prior to the spin-off.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	29,736,515	(1)	17.88	(2)	13,467,830
Equity compensation plans not approved by security holders	—		—		—

TOTAL	29,736,515		17.88		13,467,830

(1)

Represents shares issuable upon the exercise or vesting of stock appreciation rights, restricted stock units (including dividend equivalent units), stock options and executive income deferral awards outstanding as of December 31, 2016.

(2)

Restricted stock units and executive income deferral awards do not have an exercise price. Accordingly, this amount represents the weighted-average exercise price of outstanding stock appreciation rights and stock options.

2017 Proxy Statement

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Louis T. Hsieh (Chair), Peter A. Bassi, Ed Yiu-Cheong Chan and Ruby Lu. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Hsieh, the Chairperson of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Hsieh has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s responsibilities are set forth in the charter. The Audit Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval. The charter is available on our website at ir.yumchina.com.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditor. The Audit Committee has the authority to obtain advice and assistance from independent legal, accounting or other advisors as the Audit Committee deems necessary or appropriate to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Audit Committee has sole authority to appoint, determine funding for or replace the independent auditor and manages the Company’s relationship with its independent auditor, which reports directly to the Audit Committee. Each year, the Audit Committee evaluates the performance, qualifications and independence of the independent auditor. In doing so, the Audit Committee considers whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditor.

The members of the Audit Committee meet periodically in separate executive sessions with management (including the Company’s Chief Financial Officer and Principal Accounting Officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

What matters have members of the Audit Committee discussed with management and the independent auditor?

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditor all annual and quarterly financial statements prior to their issuance. During 2016, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S. and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the independent auditor of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communication with Audit Committees), including the quality (not merely

2017 Proxy Statement

the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Audit Committee has also discussed with KPMG Huazhen LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG Huazhen LLP required by applicable requirements of the PCAOB regarding KPMG Huazhen LLP’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether non-audit services provided by the independent auditor are compatible with the independent auditor’s independence. The Audit Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee monitored the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviewed and discussed legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditor.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2016?

Based on the Audit Committee’s discussions with management and the independent auditor and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Board of Directors, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Louis T. Hsieh, Chairperson

Peter A. Bassi

Ed Yiu-Cheong Chan

Ruby Lu

2017 Proxy Statement

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $14,500, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of Company common stock.

How may I elect to receive stockholder materials electronically and discontinue my receipt of paper copies?

Stockholders with shares registered directly in their name who received stockholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide stockholders with added convenience, to reduce our environmental impact and to reduce annual report printing and mailing costs.

To elect this option, go to www.amstock.com, click on Stockholder Account Access, log in and locate the option to receive Company mailings via e-mail. Stockholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our transfer agent, American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 or by logging onto our transfer agent’s website at www.amstock.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a paper copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company, LLC or Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or Yum China Holdings, Inc., 16/F Two Grand Gateway, 3 Hong Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Corporate Secretary.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and the annual report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials. Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or to Yum China Holdings, Inc., 16/F Two Grand Gateway, 3 Hong Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Investor Relations.

May I propose actions for consideration at next year’s annual meeting of the Company’s stockholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for presentation at the 2018 annual meeting of the Company’s stockholders, the proposal must be received by our Corporate Secretary at our principal executive offices, Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or Yum China Holdings, Inc., 16/F Two Grand Gateway, 3 Hong Qiao Road, Shanghai 200030 People’s Republic of China, by November 17, 2017. We strongly encourage any stockholder interested in submitting a proposal to contact our Chief Legal Officer in advance of this deadline to discuss the proposal. Stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

2017 Proxy Statement

Under our amended and restated bylaws, stockholders may also nominate persons for election as directors at an annual meeting or introduce an item of business that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting must be submitted in writing to our Corporate Secretary at our principal executive offices, and the stockholder submitting any such nomination or item of business must include information set forth in our amended and restated bylaws. For the 2018 annual meeting of the Company’s stockholders, we must receive the notice of your intention to introduce a nomination or to propose an item of business no earlier than December 29, 2017 and no later than January 28, 2018, unless we hold the 2018 annual meeting before March 29, 2018 or after May 28, 2018. Stockholders must also satisfy the other requirements specified in our amended and restated bylaws. You may contact the Company’s Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Is any other business expected to be conducted at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

2017 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until at 11:59 P.M. (local time) the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. YUM CHINA HOLDINGS, INC. 7100 CORPORATE DRIVE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS PLANO, TX 75024 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (local time) the day before the meeting date). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Peter A. Bassi 0 0 0 1b. Ed Yiu-Cheong Chan 0 0 0 1c. Edouard Ettedgui 0 0 0 The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of Independent Auditor 0 0 0 3. Advisory Vote to Approve Executive Compensation 0 0 0 The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4. Advisory Vote on the Frequency of the 0 0 0 0 Advisory Vote on Executive Compensation NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000317261_1 R1.0.1.15

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2017 Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com YUM CHINA HOLDINGS, INC. Annual Meeting of Stockholders April 28, 2017 8:30 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Shella Ng and Ted Stedem, or either of them, as proxies, each with the power to appoint his/her substitute, revoking all proxies previously given, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Yum China Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. local time, on April 28, 2017, at the Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong. and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000317261_2 R1.0.1.15

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2017 Proxy Card